                                           Agreement and Plan of Merger

                                                      among

                                             Eos International, Inc.

                                              Eos Acquisition Corp.

                                                       and

                                            I.F.S. of New Jersey, Inc.

                                                December 10, 2002

                                                TABLE OF CONTENTS

Section                                                                                                         Page
  No.                                                                                                            No.

                                                     ARTICLE I

                                                    THE MERGER

                                                    ARTICLE II

                                                    DEFINITIONS

         2.1      Definitions...................................................................................5
         2.2      Other Definitional Provisions.................................................................11

                                                    ARTICLE III

                                    REPRESENTATIONS AND WARRANTIES OF PURCHASER

                                                    ARTICLE IV

                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                                                     ARTICLE V

                                                     COVENANTS

                                                    ARTICLE VI

                                                    CONDITIONS

         6.1      Conditions to Obligations of the Company to Effect the Merger..................................44
         6.2      Conditions to Obligations of Eos to Effect the Merger..........................................46

                                                    ARTICLE VII

                                                    TERMINATION

         7.1      Events of Termination..........................................................................48
         7.2      Effect of Termination..........................................................................49

                                                   ARTICLE VIII

                                                   MISCELLANEOUS

                                          LIST OF EXHIBITS AND SCHEDULES
                                                     EXHIBITS

         Exhibit                                                                                      Exhibit No.

         Form of Investor Representation Certificate and Registration Rights Agreement............................A
         Form of Tax Representation Letter....................................................................... B
         Form of Tax Opinion Letter...............................................................................C
         Form of Company Affiliate Letter........................................................................ D

                                                     SCHEDULES

Schedule 1.2(c)   - Post-Merger Board of Directors of the Company
Schedule 1.2(d)   - Post-Merger Officers of the Company
Schedule 3.1(a)   - Jurisdictions in which Eos is Qualified to Conduct Business
Schedule 3.1(c)            - Jurisdictions in which Subsidiaries of Eos are Qualified to Conduct
Business
Schedule 3.1(d)            - Good Standing of each Subsidiary of Eos
Schedule 3.1(e)            - Capitalization of each Subsidiary of Eos
Schedule 3.1(f)            - Directors and Officers of Eos
Schedule 3.2(a)   - Capitalization of Eos
Schedule 3.6               - Governmental Filings of Eos
Schedule 3.7               - Rights To Use Assets Used in the Business of Eos and each
Subsidiary
Schedule 3.9               - Litigation Involving Purchasers
Schedule 3.10              - Brokerage
Schedule 3.11              - Insurance Policies of Eos and each Subsidiary
Schedule 3.12              - Tax Matters of Eos and each Subsidiary
Schedule 3.13(a)  - Legal Requirements of Eos and each Subsidiary
Schedule 3.13(b)           -  Compliance  with  Permits,  Licenses,  and  other  Authorizations  by  Eos  and  each
                             Subsidiary
Schedule 3.13(c)           - Environmental and Safety Requirements of Eos and each Subsidiary
Schedule 3.14              - Product Warranty By Eos
Schedule 3.15              - Contingent Liabilities
Schedule 4.1(a)   - Jurisdictions in which the Company is Qualified to do Business
Schedule 4.1(b)            - Directors and Officers of the Company
Schedule 4.2(b)            - Capitalization of the Company
Schedule 4.3               - Authorizations of the Company
Schedule 4.4               - Subsidiaries
Schedule 4.5               - Financial Statements of the Company
Schedule 4.6               - Additional Liabilities of the Company
Schedule 4.7               - Rights to Use Assets Used in the Business of the Company and each
Subsidiary
Schedule 4.8               - Changes Since the Latest Company Balance Sheet
Schedule 4.9               - Governmental Filings of the Company
Schedule 4.10              - Tax Matters of the Company
Schedule 4.11(a)  - Contracts and Commitments of the Company
Schedule 4.11(c)  - Compliance with Company Contracts
Schedule 4.11(e)  - Affiliated Transactions
Schedule 4.12(a)  - Proprietary Rights of the Company
Schedule 4.12(b)           - Notice of Infringement or Misappropriation of Proprietary Rights of the
Company
Schedule 4.12(c)  - Required Consents to Assignment of Proprietary Rights of the Company
Schedule 4.13              - Litigation of the Company
Schedule 4.14              - Brokerage
Schedule 4.15              - Insurance Policies of the Company
Schedule 4.16              - Employees of the Company
Schedule 4.17              - ERISA - the Company
Schedule 4.18(a)  - Ownership of Real Property of the Company
Schedule 4.18(b)  - Leased Real Property of the Company
Schedule 4.19(a)  - Legal Requirements of the Company
Schedule 4.19(b)           - Compliance with Permits, Licenses, and other Authorizations by the
Company
Schedule 4.19(c)           - Environmental and Safety Requirements of the Company
Schedule 4.20              - Product Warranty by the Company
Schedule 4.21              - Powers of Attorney on Behalf of the Company
Schedule 4.22              - Bank Accounts of the Company
Schedule 5.5               - Certain Stockholders of the Company (Affiliate Letter)
Schedule 5.7(a)(iii)       - Change in Authorized or Issued Capital Stock
Schedule 6.1(l)   - Resignations of Certain Directors and Officers of Eos

                                           AGREEMENT AND PLAN OF MERGER

                  AGREEMENT  AND PLAN OF MERGER (this  “Agreement”)  made as of December 10, 2002, by and among Eos
International,  Inc., a Delaware  corporation  having its principal  office at 888 Seventh Avenue,  13th Floor, New
York, New York 10106  (“Eos”),  Eos  Acquisition  Corp., a New Jersey  corporation  wholly-owned  by Eos having its principal  office at 888 Seventh  Avenue,  13th Floor,  New York,  New York 10106  (“Newco,” and together with Eos, the  “Purchasers”)  and I.F.S. of New Jersey,  Inc., a New Jersey  corporation  having its principal office at 5100
Park Road, Benicia, California, 94510 (the “Company,” and together with the Purchasers, the “Parties”).

                  WHEREAS,  Eos owns 100 shares of common  stock,  without par value,  of Newco (the “Newco  Common
Stock”), constituting all of the issued and outstanding capital stock of Newco;

                  WHEREAS,  this  Agreement  contemplates a transaction in which (i) Newco will merge with and into the Company (the  “Merger”)  pursuant to this  Agreement and the Plan of Merger (as defined in Section 1.1) and the applicable  provisions  of the laws of the State of New Jersey,  (ii) Eos will issue the Merger  Consideration  (as defined in Section  1.4(b)(i))  in  accordance  with  Section 1.4, and (iii) Eos shall own such number of shares of the Capital Stock of the Company (as defined herein),  which shall constitute all of the outstanding  Capital Stock of the Company, as provided in Section 1.4;

                  WHEREAS,  the Boards of Directors of each of Eos, Newco,  and the Company have duly approved this
Agreement and the transactions contemplated hereby, including, without limitation, the Merger;

                  WHEREAS,  immediately  prior to or simultaneous  with the Closing (as defined herein),  Eos is to close a private  placement of its common stock (the “Private  Placement”)  resulting in an equity  investment of at least $7.5 million (before placement fees, legal, accounting fees and other expenses related thereto);

                  WHEREAS,  prior to Closing,  Newco and the Company are to obtain the approval of their respective stockholders for the transactions contemplated by this Agreement; and

                  WHEREAS,  capitalized  terms used in this  Agreement  but not defined  upon their first usage are defined in Section 2.1.

                  NOW,  THEREFORE,  in  consideration of the premises and mutual covenants and agreements set forth in this Agreement, the Parties hereby agree as follows:

                                                     ARTICLE I

                                                    THE MERGER

         1.1      The Merger.  At the  Effective  Time (as defined in Section  1.7),  Newco will be merged with and into the  Company  pursuant  to this  Agreement  and the Plan of Merger (the “Plan of Merger”) to be filed with the
Treasurer of the State of New Jersey,  and the separate  existence of Newco shall cease.  The Company  shall be the surviving corporation in the Merger and shall thereupon be a wholly-owned Subsidiary of Eos.

         1.2      Certificate of Incorporation, Bylaws, and Board of Directors.

                  At the Effective Time:

                  (a)......the  certificate of  incorporation  of the Company,  as in force and effect  immediately prior to the Effective Time, shall be the certificate of incorporation of the Company;

                  (b)......the bylaws of the Company,  as in force and effect  immediately  prior to the  Effective
Time, shall be the bylaws of the Company;

                  (c)......the board of directors of the Company  serving  after the Merger shall be those  persons listed as directors on Schedule 1.2(c);

                  (d)......the officers of the Company  serving after the Merger and the positions  held by each of them shall be as set forth on Schedule 1.2(d).

         1.3      Effects of the  Merger.  The Merger  shall have the  effects  provided  therefor by Chapter 10 of the New Jersey Business Corporation Act.

         1.4      Manner of  Conversion of Stock.  At the  Effective  Time, by virtue of the Merger and without any action on the part of Eos,  Newco,  the Company,  or any  stockholder  thereof,  the shares of capital stock of the
Parties shall be converted as follows:

                  (a)......Capital  Stock of Newco.  Each share of capital  stock of Newco  issued and  outstanding immediately  prior to the Effective Time shall be converted into one fully paid and  nonassessable  share of common stock of the surviving Company.

                  (b)......Issuance of Merger Consideration.

                  .........(i)      Each share of the  Company  Common  Stock  issued and  outstanding  immediately prior to the Effective  Time,  excluding any treasury  shares and shares to be canceled  pursuant to this Agreement
(collectively,  the “Company  Shares”),  shall become at the Effective Time the right to receive  159,880 shares of
Eos Common Stock and 10 shares of Eos Series E Junior  Convertible  Preferred Stock (the “Basic  Exchange  Ratio”);
provided,  however,  that each Minority Shareholder may elect in writing to Eos prior to the Company meeting (which election is irrevocable),  not to receive any Series E Junior  Convertible  Preferred Stock (the “Rejected Series E
Preferred  Stock”)  in  which  event  (A) the  merger  consideration  for  shares  held by such  electing  minority shareholders  will be 269,880 of Eos Common Stock for each share of Company  Common  Stock,  and (B) each  Majority
Shareholder  will  receive,  in lieu of Eos Common  Stock such  Majority  Shareholder  would have  received  in the absence of Rejected  Series E Preferred  Stock,  Rejected  Series E Preferred  Stock pro rata based upon the record ownership of Company  Common Stock (the “Adjusted  Exchange  Ratio”) at the rate of one share of Series E Preferred
Stock for  11,000  shares of Eos Common  Stock.  The Basic  Exchange  Ratio and the  Adjusted  Exchange  Ratio,  as
applicable,  is  referred to herein as, the  “Exchange  Ratio.” The  aggregate  shares of Eos Common  Stock and Eos
Series E Junior  Convertible  Preferred  Stock  issuable  in the  merger is  referred  to herein  as,  the  “Merger
Consideration.”  Each certificate  representing the Merger  Consideration  shall be stamped or otherwise  imprinted with a restrictive  legend  indicating  that the shares  represented by such  certificate  have not been registered under the Securities Act and are not  transferable  unless subject to  registration or an exemption  therefrom,  as set  forth in an  Opinion  of  Counsel  acceptable  to Eos.  All  shares  of  Capital  Stock of the  Company  owned directly or  indirectly  by the Company shall be canceled and retired and shall cease to exist and no capital stock of Eos,  cash or other  consideration  shall be paid or  delivered  in  exchange  therefor.  In the event that Eos, effects a recapitalization  of the securities  constituting the Merger  Consideration  effective on a date prior to the Effective  Time,  Eos will equitably  adjust the Exchange Ratio and the terms of the Series E Preferred  Stock, if  appropriate,  so that IFS  shareholders  entitled  to  receive  Merger  Consideration  will  receive  as Merger
Consideration  the securities that they would have received if they had held the Merger  Consideration  immediately prior the effective date of such recapitalization.

                  .........(ii)     Fractional  Shares of Eos Common  Stock.  No  fraction of a share of Eos Common
Stock will be issued in  connection  with the  Merger.  Calculations  of the number of shares to be  received  by a stockholder  of the Company which result in a fractional  share equal to 0.5 or more of a share of Eos Common Stock will be  rounded  up to the  nearest  whole  share of Eos  Common  Stock and such  calculations  which  result in a fractional share less than 0.5 of a share will be rounded down to the nearest whole share of Eos Common Stock.

                  .........(iii)    Company  Options and Warrants.  At the Effective  Time, any options,  warrants, or other rights  exercisable  for or convertible  into shares of Capital Stock of the Company arising or granted by the Company prior to the date hereof that are outstanding and unexercised  immediately  prior to the Effective Time
(“Company  Derivative  Securities”)  shall  terminate  and no options shall be granted by the Company from the date hereof through the Effective Time.

         1.5      Exchange of Certificates; Payment of Merger Consideration.

(a)      Certificate  Delivery  Requirements.  Subject to the exercise of dissenters rights under Chapter 11 of the
New Jersey  Business  Corporation  Act,  immediately  after the Effective  Time, the Company shall submit a form of
Letter of Transmittal to each  stockholder of the Company,  pursuant to which each such  stockholder of the Company may surrender to Eos  certificates  representing  Company Shares held by such  stockholder  (“Certificates”),  duly executed  by such  stockholder  of the  Company,  against  delivery  of the  portion  of the  Merger  Consideration deliverable to such  stockholder  of the Company.  Each share of the Capital Stock of the Company shall entitle the holder thereof to receive the portion of the Merger  Consideration  in accordance  with a schedule of the Company’s stockholders  to be  delivered by the Company to Eos  immediately  after the Closing.  Until so  surrendered,  each
Certificate  representing  Company  Shares shall be deemed for all  purposes to evidence  only the right to receive the Merger  Consideration  in  accordance  with  Section  1.4(b)(i),  and from and after the  Effective  Time,  the stockholders  of the Company  shall each cease to have any rights as a stockholder  of the Company,  except for the right to surrender Certificates in exchange for delivery of the Merger Consideration.  &

(b)      Exchange  Procedures.  Upon surrender by each  stockholder of the Company of its  Certificate(s)  together with a  properly  completed  letter of  transmittal,  Eos shall  deliver  to each such  stockholder  a  certificate representing  the number of whole  shares of Eos Common  Stock and whole and  fractional  shares of Series E Junior
Preferred  Stock to which  such  stockholder  is  entitled  pursuant  to Section  1.4,  and the  Certificate(s)  so surrendered shall be canceled immediately.

(c)      No Further  Transfers of Capital  Stock of the  Company.  As of the  Effective  Time,  the stock  transfer books of the Company shall be closed,  and thereafter  there shall be no further  registration  of transfers on the stock  transfer  books of the Company of the shares of the Company  which were issued and  outstanding  immediately prior to the Effective  Time.  If, after the Effective  Time,  Certificates  representing  Company Shares that were outstanding  immediately  prior to the Effective  Time are  presented to the Company for any reason,  they shall be canceled and exchanged as provided in Section 1.5(a).

(d)      Lost,  Stolen or Destroyed  Certificates.  If any Certificates  evidencing  Company Shares shall have been lost,  stolen  or  destroyed,  then  Eos  shall  cause  the  issuance  of the  appropriate  portion  of the  Merger
Consideration to be made in exchange for such lost, stolen or destroyed  certificates,  upon the delivery to Eos of an affidavit of that fact by the holder thereof;  provided,  however, that Eos may, in its sole discretion and as a condition  precedent to the issuance thereof,  require the owner of such lost, stolen or destroyed  certificates to deliver an  indemnification  agreement,  with such bond as Eos may reasonably direct as indemnity against any claim that may be made against Eos with respect to the Certificates alleged to have been so lost, stolen or destroyed.

         1.6      Tax Treatment.  The Parties intend that the Merger  qualify as a tax-free  reorganization  within the meaning of Section 368  (a)(1)(A) of the Code,  in  accordance  with  Section  368(a)(2)(E)  of the Code.  Each
Party agrees that it will use all commercially  reasonable efforts to assure that the Merger shall so qualify,  and
Eos and the Company each hereby agree that  subsequent to the Closing,  neither it nor the  surviving  Company will take any action,  or take any position in a Tax Return,  that may  reasonably  be expected to result in the failure of the Merger to so qualify.

         1.7      Effective  Time.  As soon as  practicable  following  fulfillment  or  waiver  of the  conditions specified  in Article VI and the  consummation  of the  Closing,  and  provided  that this  Agreement  has not been terminated  pursuant to Article VIII, Eos and the Company shall file the  certificate of merger with the Department of  Treasury of the State of New Jersey  (the  “Merger  Certificate”).  The  effective  date and time of the Merger
Certificate  to be filed with the  Treasurer  of the State of New Jersey to  effectuate  the Merger is  referred to herein as, the “Effective Time.”

         1.8      Closing.  The closing shall take place at the offices of Pitney,  Hardin,  Kipp & Szuch, LLP, 200
Campus Drive,  Florham Park, New Jersey commencing at 10:00 a.m. local time (the “Closing”),  or at such other time and place as the  Parties  may agree,  as soon as  practicable  after the later of (i) the day of (and  immediately following)  the  receipt  of  approval  of the  Merger by the  stockholders  of Newco and the  stockholders  of the
Company,  and (ii) the day on which  the last of the  conditions  set  forth in  Article  VI is  satisfied  or duly waived.  The date and time of the Closing are herein referred to as the “Closing Date.”

         1.9      Title;  Risk of Loss.  Legal title and risk of loss with  respect to the  Company  Shares and the business of the Company shall not pass to Eos until the Effective Time.

                                                    ARTICLE II

                                                    DEFINITIONS

         2.1      Definitions.  For purposes  hereof,  the following  terms,  when used herein with initial capital letters, shall have the respective meanings set forth herein:

                  “Accredited  Investor”  has  the  meaning  set  forth  in  Regulation  D  promulgated  under  the
Securities Act.

                  “Adjusted Exchange Ratio” has the meaning set forth in Section 1.4(b)(1).

                  “Affiliate”  of any Person  means any other  Person  controlling,  controlled  by or under common control with such Person.

                  “Agreement”  means this  Agreement  and Plan of Merger,  including  all  Exhibits  and  Schedules hereto, as it may be amended from time to time in accordance with its terms.

                  “Assets of the Company” mean the assets of the Company and its  Subsidiaries  shown on the Latest
Company  Balance  Sheet or acquired by the Company or any  Subsidiary  of the Company  after the date of the Latest
Company  Balance Sheet,  less any assets  disposed of by the Company or such  Subsidiary in the ordinary  course of business after the date of the Latest Company Balance Sheet.

                  “Assets of Eos” mean the  assets of Eos and its  Subsidiaries  shown on the  Latest  Eos  Balance
Sheet or acquired by Eos or any Subsidiary of Eos after the date of the Latest Eos Balance  Sheet,  less any assets disposed of by Eos or such  Subsidiary in the ordinary  course of business after the date of the Latest Eos Balance
Sheet.

                  “Basic Exchange Ratio” has the meaning set forth in Section 1.4(b)(i).

                  “Books  and  Records”  means all  lists,  records  and other  information  pertaining  to assets, accounts,  personnel and referral sources of the Company, all lists and records pertaining to suppliers,  customers licensees and licensors of the Company, and all other books, books of original entry,  ledgers,  files and business records  of every kind  relating  or  pertaining  to the  Business,  in each case  whether  evidenced  in  writing, electronically (including by computer) or otherwise.

                  “Business of the Company” means school consumer products fundraising.

                  “Capital Stock of the Company” has the meaning set forth in Section 4.2.

                  “Certificates” has the meaning set forth in Section 1.5(a).

                  “Closing” has the meaning set forth in Section 1.8.

                  “Closing Date” has the meaning set forth in Section 1.8.

                  “Code” means the United States Internal Revenue Code of 1986, as amended.

                  “Company” has the meaning set forth in the Preamble.

                  “Company Affiliate Letter” has the meaning set forth in Section 5.8.

                  “Company Derivative Securities” has the meaning set forth in Section 1.4(b)(iii).

                  “Company Meeting” has the meaning set forth in Section 5.1(a).

                  “Company Shares” has the meaning set forth in Section 1.4(b)(i).

                  “Tax Representation Letter” has the meaning set forth in Section 5.7.

                  “Effective Time” has the meaning set forth in Section 1.7.

                  “Employee Pension Plans” has the meaning set forth in Section 4.17(b).

                  “Employee Welfare Plans” has the meaning set forth in Section 4.17 (a).

                  “Environmental  and Safety  Requirements”  means all federal,  state, local and foreign statutes, regulations,  ordinances and other  provisions  having the force or effect of law, all judicial and  administrative orders and  determinations,  all contractual  obligations and all common law, in each case concerning public health and safety,  worker health and safety and pollution or protection of the environment  (including all those relating to the presence, use, production,  generation,  handling, transport,  treatment,  storage, disposal,  distribution, labeling,  testing,  processing,  discharge,  Release,  threatened  Release,  control,  or cleanup of any Hazardous
Substance.

                  “Environmental  Lien” means any Lien, whether recorded or unrecorded,  in favor of any Government
Entity relating to any liability arising under any Environmental and Safety Requirement.

                  “Eos” has the meaning set forth in the Preamble.

                  “Eos Bridge  Lenders” means Weichert  Enterprises,  LLC, a Delaware  limited  liability  company, together with DL Holdings I, LLC, a Delaware limited liability company.

                  “Eos Common Stock” has the meaning set forth in Section 3.2 (a).

                  “Eos Derivative Securities” has the meaning set forth in Section 1.4(b)(iv).

                  “Eos Preferred Stock” has the meaning set forth in Section 3.2 (a).

                  “Eos Meeting” has the meaning set forth in Section 5.1(a).

                  “Eos Reports” has the meaning set forth in Section 3.5.

                  “ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                  “Exchange Ratio” has the meaning set forth in Section 1.4(b)(i).

                  “GAAP”  means,  at  a  given  time,  United  States  generally  accepted  accounting  principles, consistently applied.

                  “Government Entity” means the United States of America or any other nation,  state,  province, or political  subdivision  thereof,  or  any  entity,  including  any  agency  or  commission,  exercising  executive, legislative, judicial, regulatory or administrative functions of government.

                  “Hazardous Substance” means any hazardous,  toxic,  radioactive or chemical materials,  mixtures, substances or wastes;  and (whether or not included in the foregoing),  any pesticides,  pollutants,  contaminants, petroleum products or by-products, asbestos, polychlorinated biphenyls (or PCBs), noise or radiation.

                  “Indebtedness”  of  any  Person  means,  without  duplication,  any  actual  or  contingent:  (a)
indebtedness  for  borrowed  money or for the deferred  purchase  price of property or services in respect of which such Person is liable,  contingently or otherwise,  as obligor,  guarantor or otherwise  (other than trade payables and other  current  liabilities  incurred in the ordinary  course of  business)  and any  commitment  by which such
Person assures a creditor against loss, including contingent  reimbursement  obligations with respect to letters of credit;  (b)  indebtedness  guaranteed  in any  manner by such  Person,  including  a  guarantee  in the form of an agreement to repurchase or reimburse;  (c) obligations under capitalized  leases in respect of which such Person is liable,  contingently or otherwise,  as obligor,  guarantor or otherwise,  or in respect of which  obligations such
Person assures a creditor  against loss; (d) any unsatisfied  obligation of such Person for “withdrawal  liability”
to a  “multiemployer  plan,” as such terms are defined  under  ERISA;  and (e) any  unfunded  liability  due to any
Person under any Plan.

                  “Investment”  means,  with  respect to any  Person,  any  direct or  indirect  purchase  or other acquisition  by such  Person of any notes,  obligations,  instruments,  stock,  securities  or other  ownership  or beneficial  interest  (including  partnership  interests and joint venture  interests) of any other Person, and any capital contribution by such Person to any other Person.

                  “Knowledge” or “to the Knowledge of” means,  with respect to a Person,  (a) the actual  knowledge of such Person (which  includes the actual  knowledge of all  executive  officers and directors of such Person) and
(b) the  knowledge  which a prudent  business  person would have  obtained in the conduct of business  after making reasonable inquiry and reasonable diligence with respect to the particular matter in question.

                  “Legal  Requirement”  means any requirement  arising under any law, statute,  ordinance,  treaty, rule or regulation, and any requirement arising from a determination,  direction,  action or order of an arbitrator or any Government Entity, including any Environmental and Safety Requirement.

                  “Lien” means any mortgage,  pledge,  security  interest,  encumbrance,  easement,  restriction on use,  restriction on transfer,  charge,  or other lien;  provided,  however,  with respect to any Asset that is not owned, “Lien” means any mortgage,  pledge, security interest,  encumbrance,  easement,  lease,  restriction on use, restriction on transfer, charge, or other lien on the right of the Company to use or have possession thereof.

                  “Loss”  means,  with  respect to any Person,  any  diminution  in value,  consequential  or other damage, liability,  demand, claim, action, cause of action, cost, damage,  deficiency,  Tax, penalty, fine or other loss or expense, whether or not arising out of a third party claim, including all interest,  penalties,  reasonable attorneys’  fees and expenses and all amounts paid or incurred in connection with any action,  demand,  proceeding, investigation  or claim by any third party  (including any Government  Entity)  against or affecting such Person or which,  if determined  adversely to such Person,  would give rise to,  evidence the existence of, or relate to, any other Loss, and the investigation,  defense or settlement of any of the foregoing,  together with any interest that may accrue thereon.

                  “Majority  Shareholder”  means a  shareholder  of record  of  Company  Common  Stock who holds of record 20% or more of the outstanding shares of Company Common Stock.

                  “Material  Adverse  Effect”  means any material and adverse  effect on the  financial  condition, business,  properties,  assets,  liabilities,  or  results  of  operations  or  prospects  of the  Person  and  any
Subsidiaries  of such  Person  taken as a whole  or the  ability  of the  Person  to  consummate  the  transactions contemplated by this Agreement in any material respect.

                  “Merger Consideration” has the meaning set forth in Section 1.4(b)(i).

                  “Minority  Shareholder”  means a  shareholder  of record  of  Company  Common  Stock who holds of record less than 20% of the outstanding shares of Company Common Stock.

                  “Officer’s  Certificate” of any Person means a certificate  signed by such Person’s  president or chief financial officer (or an individual having comparable  responsibilities  with respect to such Person) stating that (a) the  individual  signing such  certificate  has made or has caused to be made such  investigations  as are necessary  in order to  permit  such  individual  to  verify  the  accuracy  of the  information  set forth in such certificate and (b) to the Knowledge of such  individual,  such certificate does not misstate any material fact and does not omit to state any fact necessary to make the fact stated therein not misleading.

                  “Permitted  Lien” means, as to the Company Shares,  the Eos Shares (as defined  herein),  and, as to other  Assets of the  Company,  and  Assets of Eos,  (i) any Lien for Taxes not yet due or  delinquent  or being contested  in good  faith by  appropriate  proceedings  for  which  adequate  reserves  have  been  established  in accordance  with GAAP,  (ii) any statutory Lien arising in the ordinary course of business by operation of Law with respect to a Liability  that is not yet due or  delinquent,  and (iii) any minor  imperfection  of title or similar
Lien which  individually  or in the aggregate  with other such Liens could not reasonably be expected to materially adversely affect the Business of the Company or the business of Eos, as the case may be.

                  “Person” means an individual, a partnership,  a corporation,  an association, a limited liability company,  a joint stock company,  a trust,  a joint  venture,  an  unincorporated  organization  and a governmental entity or any department, agency or political subdivision thereof.

                  “Plan of Merger” has the meaning set forth in Section 1.1.

                  “Plans” means all Employee Pension Plans,  Employee Welfare Plans,  Other Plans and Multiemployer
Plans to which a Party contributes or is a party.

                  “Proprietary  Rights”  means all of the  following  owned by,  issued to, or licensed to a Party:
(a) all inventions (whether or not patentable or reduced to practice),  all improvements  thereto, and all patents, patent applications, and patent disclosures, together with all reissuances,  continuations,  continuations-in-part, revisions,  extensions,  and reexaminations  thereof; (b) all trademarks,  service marks, trade dress, logos, trade names, and corporate names,  together with all translations,  adaptations,  derivations,  and combinations  thereof and including all goodwill associated therewith,  and all applications,  registrations,  and renewals in connection therewith;  (c) all  copyrightable  works (including  software  developed by a Party for use in its business),  all copyrights, and all applications,  registrations,  and renewals in connection therewith; (d) all mask works and all applications,  registrations,  and  renewals  in  connection  therewith;  (e) all trade  secrets  and  confidential business information (including ideas, research and development,  know-how, formulas,  compositions,  manufacturing and production processes and techniques, technical data, designs, drawings,  specifications,  customer and supplier lists,  pricing and cost information,  and business and marketing plans and proposals);  (f) the Software;  (g) all other proprietary rights; and (h) all copies and tangible embodiments thereof (in whatever form or medium).

                  “Quarterly Report” has the meaning set forth in Section 3.5.

                  “Rejected Series E Junior Preferred Stock”  has the meaning set forth in Section 1.4(b)(i).

                  “Release”  means a release or discharge of substances,  including  hazardous  substances,  as set forth in CERCLA.

                  “SEC” means the United States Securities and Exchange Commission.

                  “Securities Act” means the Securities of Act 1933, as amended.

                  “Software”  means all computer  programs,  software,  data bases,  source codes,  magnetic  tape, diskettes  and  punchcards  used by or useful to a Party in the conduct of its business as currently  conducted and presently proposed to be conducted.

                  “Subsidiary”  of any Person means any  corporation,  partnership,  association  or other business entity  which such  Person,  directly or  indirectly,  controls  or in which such  Person has a majority  ownership interest  or,  if less  than a  majority  ownership  interest,  has the  right to  select  Persons  to serve on its governing  board. For purposes of this definition,  a Person is deemed to have a majority  ownership  interest in a partnership,  association  or other  business  entity if such Person is allocated a majority of the gains or losses of such entity or is or controls the manager, the managing director, or the general partner of such entity.

                  “Superior  Acquisition  Proposal”  means an unsolicited  bona fide written offer or proposal,  or indication  of interest in making an offer or  proposal,  to acquire  control of the Company  pursuant to a merger, consolidation  or other business  combination,  sale of shares of capital stock or sale of assets,  which the Board of Directors  of the Company  determines  in its good faith  judgement  (after  consultation  with its  independent financial advisors and independent legal counsel) taking into account applicable legal,  financial,  regulatory and other  relevant  aspects of the  proposal or offer,  the  identity of the Person  making the  proposal or offer and other relevant  considerations,  (i) is more favorable from a financial point of view to the Company’s shareholders than this Agreement, and (ii) has conditions that are reasonably capable of being satisfied.

                  “Taxes” means any federal,  state, county, local or foreign taxes,  charges,  fees, levies, other assessments  or  withholding  taxes or charges  imposed by any  Government  Entity and  includes  any  interest and penalties (civil or criminal) on or additions to any such taxes.

                  “Tax Return” means any return,  declaration,  report,  claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto and any amendment thereof.

                  “Transaction   Documents”  means  this  Agreement,   and  all  other   agreements,   instruments,
certificates and other documents to be entered into or delivered by any Party in connection with the Merger.

                  “Treasury  Regulations” means the United States Treasury Regulations  promulgated pursuant to the
Code.

         2.2      Other Definitional Provisions.

                  (a)......Accounting  Terms.  Accounting  terms  which are not defined  herein  have the  meanings given to them under GAAP. To the extent that the  definition of an accounting  term set forth in this  Agreement is inconsistent  with the meaning of such term under GAAP,  the  definition in this  Agreement  will  control.  To the extent that financial  statements were prepared in accordance with GAAP, no change in accounting  principles  shall be made from those utilized in preparing such financial  statements (without regard to materiality)  including with respect  to the  nature of  accounts,  level of  reserves  or level of  accruals.  For  purposes  of the  preceding sentence,  “changes in accounting principles” includes all changes in accounting principles,  policies,  practices, procedures or methodologies with respect to financial  statements,  their  classification or their display, as well as all  changes in  practices,  methods,  conventions  or  assumptions  (unless  required by  objective  changes in underlying events) utilized in making accounting estimates.

                  (b)......“Hereof,”  etc.  The terms  “hereof,”  “herein”  and  “hereunder”  and terms of  similar import are references to this  Agreement,  including all exhibits and Schedules  hereto,  as a whole and not to any particular  provision  of this  Agreement.  Section,  clause,  Schedule  and exhibit  references  contained in this
Agreement are references to Sections,  clauses,  Schedules and exhibits in or to this Agreement,  unless  otherwise specified.

                  (c)......“Including.”  The term “including” means including, without limitation.

                  (d)......Successor  Laws.  Any  reference  to any  particular  Code  section  or any other law or regulation  will be  interpreted  to include any revision of or successor to that section  regardless  of how it is numbered, classified, or codified.

                                                    ARTICLE III

                                   REPRESENTATIONS AND WARRANTIES OF PURCHASERS

         As a material  inducement to the Company to enter into this Agreement,  Eos hereby represents and warrants to the Company that:

         3.1      Organization and Power

                  (a)......Eos is a corporation  duly  organized,  validly  existing and in good standing under the laws of the State of  Delaware.  Eos is duly  qualified  to do  business in each  jurisdiction  in which it owns or occupies real property,  each jurisdiction in which its employees are assigned,  and each jurisdiction in which its ownership  of  property  or conduct of  business  requires  it to so  qualify,  except  where the  failure to be so qualified  would  not  have a  material  adverse  effect  on the  business  of Eos.  Schedule  3.1(a)  lists  every jurisdiction  where Eos is duly  qualified  to do  business,  lists all  states in which Eos owns,  leases or is in control of any personal  property or real  property and all states in which any  employees of Eos are located,  and identifies each such employee and provides a brief  description of such property.  Eos has the requisite  corporate power  necessary  to own and  operate  its  properties  and enter  into,  deliver,  and carry out the  transactions contemplated by the Transaction Documents.  Eos owns all of the outstanding stock of Newco.

                  (b)......Newco is a corporation  duly organized,  validly existing and in good standing under the laws of the State of New Jersey.  Newco has the requisite  corporate power and authority and all licenses,  permits and  authorizations  necessary to enter into,  deliver and carry out its  obligations  pursuant to the  Transaction
Documents to which it is a party.  Newco was formed by Eos for the sole purpose of entering  into the  transactions contemplated by the  Transaction  Documents,  and except for the rights and obligations  created by this Agreement,
Newco has no assets,  liabilities  or  operations of any nature.  Newco is not a party to any agreement  other than this  Agreement  and has not  engaged  in any  business  activities  or  conducted  any  operations  other  than in connection  with  the  transactions  contemplated  by this  Agreement.  Newco  has the  requisite  corporate  power necessary to own and operate its properties and enter into,  deliver,  and carry out the transactions  contemplated by the Transaction Documents.

                  (c)......Schedule  3.1(c) lists each Subsidiary of Eos and the  jurisdiction of organization  for each such  Subsidiary  of Eos and the  jurisdictions  in which  each  Subsidiary  of Eos is  qualified  to  conduct business.

                  (d)......Except as set forth on Schedule  3.1(d),  to the  Knowledge of Eos,  each  Subsidiary of
Eos (excluding  Newco) is a corporation duly organized,  validly  existing,  and in good standing under the laws of its respective  jurisdiction of  incorporation  and is duly qualified to do business in each  jurisdiction in which it owns or occupies real property,  each  jurisdiction in which its employees are assigned,  and each  jurisdiction in which its  ownership  of property or conduct of  business  requires it to so qualify,  except to the extent that such failure to do so does not materially interfere with such business or use of such property.

                  (e)......Except as set forth on  Schedule  3.1(e),  all of the issued and  outstanding  shares of each Subsidiary of Eos are owned by Eos.

                  (f)......Schedule  3.1(f) lists the  directors and officers of Eos. Eos  represents  and warrants that Eos has delivered  correct and complete copies of the articles of incorporation  and bylaws of Eos,  including all amendments  thereto,  to the Company prior to the date of this  Agreement.  The minute books and stock transfer ledgers of Eos, which Eos  represents and warrants will be made available to the Company prior to Closing,  contain a true and complete  record of all action taken at all meetings and by all written  consents in lieu of meetings of the stockholders, the board of directors and the committees of the board of directors.

         3.2      Capitalization.

                  (a)......The  authorized  capital  stock of Eos consists of  100,000,000  shares of Common Stock, par value $0.01 per share (the “Eos Common  Stock”) and 1,000,000  shares of preferred  stock,  par value $0.01 per share (the “Eos  Preferred  Stock”).  As of September 30, 2002,  there were  56,132,098  shares of Eos Common Stock outstanding,  and no shares  of Eos  Preferred  Stock  outstanding.  As of the date  hereof,  a total of  7,262,753 shares of Eos Common Stock were  reserved for  issuance  pursuant to  outstanding  securities  convertible  into or exchangeable  for  shares of Eos Common  Stock and a total of 1,000  shares of Eos  Series D  Preferred  Stock were reserved for issuance to the Eos Bridge  Lenders in  connection  with the  restructure  of Eos’  short-term  bridge loans.  Except as set  forth on  Schedule  3.2(a),  there  are no  outstanding  or  authorized  options,  warrants, purchase rights,  subscription  rights,  conversion rights,  exchange rights or other contracts or commitments that could  require Eos to issue,  sell or  otherwise  cause to become  outstanding  any of its capital  stock or equity interests or other instruments convertible into such interests.

                  (b)......The  authorized  capital  stock of Newco  consists  of 2,500  shares  of  common  stock, without par value, of which 100 shares are issued and  outstanding.  All of such issued and outstanding  shares are owned by Eos.

         3.3      Validity  of Shares of Eos  Common  Stock.  The  shares of Eos  Common  Stock and Series E Junior
Preferred  Stock to be issued in connection  with the Merger (the “Eos Shares”) have been duly authorized and will, when issued in accordance with the terms hereof,  be validly issued,  fully paid and  non-assessable,  and free and clear of any  pre-emptive  rights of the  stockholders  of Eos.  Eos has,  and at the  Effective  Time will have, a sufficient number of authorized,  unissued,  or unreserved shares of Eos Common Stock and Series E Junior Preferred
Stock to issue the Merger Consideration.

         3.4      Authorization; Binding Effect; No Breach.

                  (a)......The execution,  delivery and  performance by Eos of each  Transaction  Document to which it is a party has been duly authorized by Eos by all necessary  corporate  proceedings.  Each Transaction  Document to which Eos is a party  constitutes  a valid and binding  obligation  of Eos which is  enforceable  against Eos in accordance  with its terms,  except as  enforceability  may be limited by bankruptcy,  insolvency,  reorganization, moratorium,  and other laws affecting creditor’s rights generally,  or by general equitable principles  (regardless of whether  enforcement  is sought in a proceeding at law or in equity).  The execution,  delivery and  performance by Eos of the  Transaction  Documents to which it is a party do not and will not (i)  conflict  with or result in a breach of the terms,  conditions or provisions  of, (ii)  constitute a default  under,  (iii) result in a violation of, or (iv) require any  authorization,  consent,  approval,  exemption or other action by or declaration or notice to any  Government  Entity  pursuant  to,  the  charter  or bylaws of Eos or any  agreement,  instrument,  or other document, or any Legal Requirement, to which Eos or any of its assets is subject.

                  (b)......The execution,  delivery and performance by Newco of each Transaction  Document to which it is a party  has  been  duly  authorized  by Newco  by all  necessary  corporate  proceedings.  Each  Transaction
Document  to which  Newco is a party  constitutes  a valid and binding  obligation  of Newco  which is  enforceable against Newco in accordance  with its terms.  The execution,  delivery and  performance by Newco of the Transaction
Documents  to which  it is a party  do not and will not (i)  conflict  with or  result  in a breach  of the  terms, conditions or provisions of, (ii)  constitute a default under,  (iii) result in a violation of, or (iv) require any authorization,  consent,  approval,  exemption or other action by or declaration or notice to any Government Entity pursuant  to,  the  charter  or bylaws  of Newco or any  agreement,  instrument,  or other  document,  or any Legal
Requirement, to which Newco or any of its assets is subject.

                  (c)......On or prior to the date hereof,  Eos has  delivered (or otherwise  made  available)  the following documents to the Company:

                  .........(i)      copies of the resolutions  duly adopted by Eos’ board of directors  authorizing
Eos’  execution,  delivery and  performance  of this  Agreement  and the  consummation  of the Merger and all other transactions contemplated by this Agreement, certified by an officer of Eos;

                  .........(ii)     copies  of  the  resolutions   duly  adopted  by  Newco’s  board  of  directors
authorizing  Newco’s  execution,  delivery and performance of this Agreement and the consummation of the Merger and all other transactions contemplated by this Agreement, certified by an officer of Newco;

                  .........(iii)    copies of the  resolutions  duly  adopted  by Eos as the  stockholder  of Newco approving the Merger and this Agreement, certified by an officer of Newco; and

                           (iv)     a certificate  (dated not more than ten business days prior to the date hereof)
of the Secretary of State of the State of Delaware as to the good standing of Eos in Delaware.

         3.5      Eos  Reports;  Financial  Statements.  Eos has filed  with the SEC each  registration  statement, report,  proxy  statement or  information  statement  required to be filed by it since  January 1, 2002 through the date  hereof,  including  (i) Eos’  Annual  Report on Form 10-K for the year  ended  December  31,  2001 (the “Form
10-K”),  and (ii) Eos’  Quarterly  Reports on Form 10-Q for the calendar  quarters  ended March 31, 2002,  June 30,
2002, and September 30, 2002 (the  “Quarterly  Reports”),  copies of which have been made available to the Company.
The Form 10-K and the Quarterly  Reports,  together with all Current Reports on Form 8-K filed by Eos since January
1, 2002, are collectively referred to as, the “Eos Reports.”

                  (a)......As of their respective  dates,  the Eos Reports  complied in all material  respects with the  requirements  of the Securities Act and the Exchange Act, as applicable,  and the rules and regulations of the
SEC thereunder  applicable to the Eos Reports,  and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements  made therein,  in light of the circumstances in which they were made, not misleading.

                  (b)......As of their  respective  dates, the consolidated  financial  statements  included in the
Form 10-K  complied as to form in all  material  respects  with then  applicable  accounting  requirements  and the published  rules  and  regulations  of the SEC  with  respect  thereto.  Each of the  consolidated  balance  sheets included in or  incorporated  by reference into the Form 10-K  (including  the related notes and schedules)  fairly presents in all material  respects the consolidated  financial  position of Eos and its subsidiaries as of its date and each of the  consolidated  statements  of income and of changes in cash flows  included in or  incorporated  by reference into the Form 10-K (including any related notes and schedules)  fairly presents in all material  respects the  results  of  operations  and  changes  in cash  flows,  as the case may be, of Eos for the  periods  set forth therein, in each case in accordance with GAAP, except as may be noted therein.

         3.6      Governmental  Filings.  Except as set forth on Schedule 3.6,  other than the filing of the Merger
Certificate  with the  State of New  Jersey,  the  filing  with the SEC of a  Current  Report  on Form 8-K (and any amendments  thereto),  the filing with the SEC of a Form D, filings with the SEC of  notification  pursuant to Rule
425 of the  Securities  Act,  if  necessary,  and any  filings  that may be required to be filed with the States of
California, Texas, Indiana, New Jersey, and Delaware,  respectively,  subsequent to the Effective Time, no notices, reports or other  filings are  required to be made by Eos with,  nor are any  consents,  registrations,  approvals, permits or  authorizations  required to be obtained  by Eos from,  any  Government  Entity in  connection  with the execution  and delivery of this  Agreement by Eos and the  consummation  of the  transactions  contemplated  by the
Transaction Documents.

         3.7      Assets of Eos.

                  (a)......The Assets of Eos (which,  for  purposes of this  Section  3.7,  includes  the assets of each  Subsidiary of Eos) and other assets  reflected in the Books and Records of Eos  constitute  all of the assets and rights which are used or useful in the  business of Eos as currently  conducted  and  presently  proposed to be conducted;

                  (b)......Eos has good and marketable  title to, or a valid leasehold  interest in or other rights to use (which other rights to use are described on the attached  Schedule  3.7),  all properties and assets used by
Eos in its business,  located on its  premises,  shown on the Latest Eos Balance Sheet or acquired by Eos since the date of the Latest Eos Balance Sheet,  in each case free and clear of all Liens,  other than Permitted  Liens,  and other than (i)  properties  and assets  disposed of in the  ordinary  course of business and  consistent  with past practice by Eos since the date of the Latest Eos  Balance  Sheet  (which  disposals  do not exceed  $250,000 in the aggregate) and (ii) Liens disclosed on the Latest Eos Balance Sheet (including any notes thereto); and

                  (c)......Eos’ equipment and other tangible  assets are in good  operating  condition  (subject to normal  wear and tear) and fit for use in the  ordinary  course of  business  of Eos and  consistent  with its past practice.

         3.8      Absence of Certain  Changes.  Except as  disclosed  in the Eos  Reports  filed  prior to the date hereof or in Schedule  3.8 hereto,  since  September  30,  2002,  Eos and its  Subsidiaries  have  conducted  their respective  businesses  only in, and have not engaged in any material  transaction  other than in, the ordinary and usual course of such  businesses  and there has not been any material  adverse  change in the financial  condition, business,  prospects or results of  operations of Eos and its  subsidiaries  from  September 30, 2002,  through the date of this Agreement.

         3.9      Litigation.   Except  as  set  forth  on  Schedule   3.9,   there  are  no  civil,   criminal  or
administrative  actions, suits, claims, hearing,  investigations,  arbitrations,  or proceedings pending or, to the
Knowledge  of  Purchasers,  threatened  against  Purchasers  preventing,  or  which,  if  determined  adversely  to
Purchasers  would  prevent  Eos or  Newco  from  consummating  the  transactions  contemplated  by the  Transaction
Documents.

         3.10     Brokerage.  Except as set forth on Schedule  3.10,  there is no claim for brokerage  commissions, finders’  fees or  similar  compensation  in  connection  with the  transactions  contemplated  by the  Transaction
Documents which is binding upon Eos or any of its Subsidiaries.

         3.11     Insurance.  The attached  Schedule 3.11 contains a description (or a certificate of insurance) of each  insurance  policy  maintained  by Eos or  its  Subsidiaries  with  respect  to  Eos,  its  Subsidiaries,  its properties,  assets or  business,  and each such policy is in full force and  effect.  Eos is not in default of any obligation pursuant to any insurance policy described on Schedule 3.11.

         3.12     Tax  Matters.  Except as set forth in the  attached  Schedule  3.12 and except where a failure of a  statement  in (a)  through (w) below to be true or  complete  has not had or would not  reasonable  be likely to have, individually or in the aggregate, a Material Adverse Effect:

                  (a)      Eos and each  Subsidiary  of Eos has timely  filed all Tax Returns  that it was required to file.

                  (b)      All such Tax Returns were and are true, correct and complete in all respects.

                  (c)      All  Taxes  owed by Eos and each  Subsidiary  of Eos  (whether  or not  shown on any Tax
Return for all time periods  through the Closing  Date) have been paid.  The amount of  liability  for unpaid Taxes for all time  periods  ending on or before  the  Closing  Date will not  exceed  the  amount of  current  liability accruals for Taxes  (excluding  reserves for deferred  Taxes) as such accruals are reflected on the most recent Eos balance sheet.

                  (d)      No  information  related to Tax matters has been  requested by any Taxing  authority and there are no ongoing  examinations  or claims against Eos or any Subsidiary of Eos for Taxes,  and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

                  (e)      Eos and each  Subsidiary of Eos currently  are not the  beneficiary  of any extension of time within which to file any Tax Return;

                  (f)      No  claim  has  ever  been  made  by an  authority  in a  jurisdiction  where  Eos  or a
Subsidiary  of Eos does not file Tax Returns  that it is or may be subject to taxation  by that  jurisdiction.  Eos and each  Subsidiary is not required to file Tax Returns in any  jurisdiction  in which it is not currently  filing
Tax Returns.

                  (g)      There are (and as of  immediately  following  the  Closing  Date there will be) no Liens other than  Permitted  Liens on any of the Assets of Eos or a Subsidiary of Eos that arose in  connection  with any failure (or alleged failure) to pay any Tax.

                  (h)      Eos and each  Subsidiary  of Eos has withheld  and paid over to the proper  governmental entities  all Taxes  required to have been  withheld and paid over in all matters,  including  in  connection  with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (i)      To the  Knowledge  of any  director  or  officer  of  Eos,  there  is no  basis  for the assertion of any claim relating or attributable to Taxes which, if adversely  determined,  would result in any Lien on the Assets of Eos.

                  (j)      There are no unresolved  disputes or claims  concerning the Tax liability of Eos or each
Subsidiary of Eos.

                  (k)      Eos and each  Subsidiary  of Eos have never been,  and are currently  not,  subject to a
Tax audit.

                  (l)      Eos and each  Subsidiary  have never  waived or extended any statute of  limitations  in respect of Taxes or agreed to any  extension of time with respect to any Tax  assessment  or deficiency as to which the period of extension has not elapsed.

                  (m)      Eos has not filed any consent  agreement  under  Section  341(f) of the Code  concerning collapsible corporations.

                  (n)      Eos has never made any payments,  is not  obligated to make any  payments,  and is not a party to any agreement  that could  obligate it to make,  any payments that will not be deductible  under  Sections
280(G) and 404 of the Code.

                  (o)      Eos has  never  been a United  States  real  property  holding  corporation  within  the meaning of Section 897(c)(2) of the Code.

                  (p)      Eos has  disclosed on its federal  income Tax Returns all  positions  taken therein that could give rise to a  substantial  understatement  of Federal  Income Tax within the meaning of Section 6662 of the
Code.

                  (q)      Eos and each Subsidiary of Eos are not a party to any Tax  allocation,  Tax indemnity or
Tax  sharing  agreement.  Eos (A) has never been a member of an  Affiliated  Group  filing a  consolidated  federal income  Tax  Return  and (B)  has no  liability  for  the  Taxes  of any  Person  (other  than  any of  Eos)  under
Treas. Reg. §1.1502-6  (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (r)      Eos’ taxable year ends on December 31 of each year.

                  (s)      Eos  currently  utilizes,  and has  utilized  since  inception,  the  accrual  method of accounting for income Tax purposes.

                  (t)      There are no tax  rulings,  requests  for  rulings,  closing  agreements  or  changes of accounting  method relating to Eos or any of its  Subsidiaries  that could affect their liability for Taxes for any period after the Closing Date.

                  (u)      No property of Eos is  “tax-exempt  use property”  within the meaning of Section  168(h)
of the Code.

                  (v)      Eos is not a party to any lease made pursuant to Section 168(f) of the Code.

                  (w)      Eos will not be required  to include in a taxable  period  ending  after the date of the
Closing  income  attributable  to a prior taxable  period that was not recognized in that prior taxable period as a result of the  installment  method of  accounting,  the  completed  contract  method of  accounting,  the long-term contract  method of accounting,  the cash method of accounting or Section 481 of the Code or comparable  provisions of state or local or foreign tax law.

         3.13     Compliance  with Laws.  All  references to Eos in this Section 3.13 refer to both Eos and to each
Subsidiary of Eos.

                  (a)      Generally.  Except as set forth on Schedule 3.13(a),  and except as would not reasonably be likely to have a Material Adverse Effect, Eos has not violated any Legal  Requirement,  and Eos has not received notice alleging any such violation.

                  (b)      Required  Permits.  Eos has complied with (and is in compliance  with),  in all material respects,  all permits,  licenses and other  authorizations  required for the  occupation of Eos facilities and the operation of the  business of Eos. The items  described on the  attached  Schedule  3.13(b)  constitute  all of the permits, filings, notices, licenses, consents, authorizations,  accreditation,  waivers, approvals and the like of, to or with any Government  Entity which are required for the consummation of the Merger,  or any other  transaction contemplated  by the Transaction  Documents or the conduct of the business of Eos (as it is presently  conducted by
Eos) thereafter.

                  (c)      Environmental  and Safety Matters.  Without  limiting the generality of Sections 3.13(a)
and (b), except as set forth on Schedule 3.13(c):

                           (i)      Eos has complied,  and is in compliance  with,  in all material  respects,  all
Environmental and Safety Requirements.

                           (ii)     Without  limiting  the  generality  of the  foregoing,  Eos  has  obtained  and
complied  with,  and  is  in  compliance  with,  in  all  material  respects,  all  permits,   licenses  and  other
authorizations  that may be required  pursuant to Environmental  and Safety  Requirements for the occupation of its facilities  and the operation of the Business.  A list of all such permits,  licenses and other  authorizations  is set forth on the attached Schedule 3.13(b).

                           (iii)    Eos has not received any written o, to its  Knowledge,  oral notice,  report or other information regarding any liabilities (whether accrued, absolute,  contingent,  unliquidated or otherwise) or
investigatory,   remedial  or  corrective  obligations,  relating  to  it  or  its  facilities  and  arising  under
Environmental and Safety Requirements.

                           (iv)     To the  Knowledge  of Eos,  none of the  following  exists at any  property  or facility owned, operated or occupied by Eos:

                                    (1)     underground storage tanks or surface impoundments
                                    (2)     asbestos-containing material in any form or condition; or
                                    (3)     materials or equipment containing polychlorinated biphenyls.

                           (v)      Eos has not  treated,  stored,  disposed  of,  arranged  for or  permitted  the disposal of,  transported,  handled,  or Released any  substance,  including any Hazardous  Substance,  or owned or operated any facility or property,  so as to give rise to liabilities of Eos for response costs,  natural  resource damages or attorneys’ fees pursuant to the  Comprehensive  Environmental  Response,  Compensation and Liability Act
of 1980, as amended (“CERCLA”), or similar state or local Environmental and Safety Requirements.

                           (vi)     Neither this  Agreement nor the  consummation  of the Merger will result in any obligations for site  investigation  or cleanup,  or  notification to or consent of any Government  Entity or third parties,  pursuant to any so-called  “transaction-triggered”  or “responsible property transfer”  Environmental and
Safety Requirements.

                           (vii)    Eos has not,  either  expressly or by operation of law,  assumed or  undertaken any liability,  including any obligation for  corrective or remedial  action,  of any other Person  relating to any
Environmental and Safety Requirements.

                           (viii)   No  Environmental  Lien has attached to any property now or  previously  owned, leased or operated by Eos.

                           (ix)     Without  limiting the foregoing,  to the Knowledge of Eos, no facts,  events or conditions relating to the Leased Real Property,  or other past or present facilities,  properties or operations of
Eos will prevent,  hinder or limit continued  compliance with Environmental and Safety  Requirements,  give rise to any investigatory,  remedial or corrective  obligations pursuant to Environmental and Safety Requirements,  or give rise to any other  liabilities  (whether  accrued,  absolute,  contingent,  unliquidated or otherwise)  pursuant to
Environmental  and Safety  Requirements,  including  any  relating  to onsite or  offsite  Releases  or  threatened
Releases of Hazardous Substances, personal injury, property damage or natural resource damage.

         3.14     Product  Warranty.  Except as set forth on the attached  Schedule  3.14,  and except as would not reasonably  be  likely  to have,  individually  or in the  aggregate,  a  Material  Adverse  Effect,  all  products manufactured,  serviced, distributed, sold or delivered by Eos have been manufactured,  serviced, distributed, sold and/or  delivered  in  conformity  with  all  applicable  contractual  commitments  and  all  express  and  implied warranties.  No liability of Eos exists for replacement or other damages in connection with any such product.

         3.15     Contingent  Liabilities.  As of the  date of  this  Agreement,  no  contingent  liability  of Eos exists, except as set forth on Schedule 3.15.

         3.21     Disclosure.  Neither  this  Article  III nor any  certificate  or  other  item  delivered  to the
Company by or on behalf of Purchasers with respect to the  transactions  contemplated by the Transaction  Documents contains  any  untrue  statement  of a  material  fact or omits a  material  fact  which is  necessary  to make any statement  contained  herein or therein not  misleading.  There is no fact that Purchasers has not disclosed to the
Company in writing and of which  Purchasers or any officer or director of either of the  Purchasers is aware (other than  matters  of a general  economic  nature)  and that has had or could  reasonable  be expect to have a Material
Adverse Effect.

                                                    ARTICLE IV

                                   REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         As a material  inducement to Purchasers to enter into this  Agreement,  the Company hereby  represents and warrants to Purchasers that:

         4.1      Organization and Power; The Company Shares

                  (a)      The Company is a corporation  duly  organized,  validly  existing,  and in good standing under the laws of the State of New Jersey.  The Company is duly  qualified to do business in each  jurisdiction  in which it owns or  occupies  real  property,  each  jurisdiction  in which  its  employees  are  assigned,  and each jurisdiction  in which its  ownership  of property or conduct of business  requires it to so qualify,  except where the failure to be so qualified would not have a material  adverse effect on the business of the Company.  Schedule
4.1(a) lists every jurisdiction  where the Company is duly qualified to do business,  lists all states in which the
Company  owns,  leases or is in control  of any  personal  property  or real  property  and all states in which any employees of the Company are located,  and identifies  each such employee and provides a brief  description of such property.  The Company has the requisite  corporate  power  necessary to own and operate its  properties,  carry on the Business and enter into, deliver and carry out the transactions contemplated by the Transaction Documents.

                  (b)      Schedule  4.1(b)  lists  the  directors  and  officers  of  the  Company.   The  Company
represents  and  warrants  that the Company  has  delivered  correct  and  complete  copies of the  certificate  of incorporation  and  bylaws  of the  Company,  including  all  amendments  thereto,  to Eos prior to the date of the
Agreement.  The minute books and stock transfer ledgers of the Company,  which the Company  represents and warrants will be made  available to Eos prior to Closing,  contain a true and complete  record of all corporate  actions and all transfers in the Capital Stock of the Company.

         4.2      Capitalization.

                  (a)      As of September 30, 2002, the authorized  capital stock of the Company  consists  solely of 100 shares common  stock,  without par value (the “Company  Common  Stock”),  of which 100 shares are issued and outstanding.  All issued and  outstanding  shares of Company  Common Stock on the date hereof are duly  authorized, validly issued, outstanding, fully paid and nonassessable.

                  (b)      Except as set forth on Schedule 4.2(b):

                           (i)      there are no  outstanding or authorized  options,  warrants,  purchase  rights, subscription  rights,  conversion rights,  exchange rights or other contracts or commitments that could require the
Company to issue,  sell or otherwise cause to become  outstanding  any of its capital stock or equity  interests or other instruments convertible into such interests;

                           (ii)     there are no  outstanding  or authorized  stock  appreciation,  phantom  stock, profit participation or similar rights with respect to the Capital Stock of the Company;

                           (iii)    there are no voting trusts,  proxies or other agreements or understandings with respect to the voting of the capital stock of the Company;

                           (iv)     no officer or director of the Company has any rights in any  specific  property of the Company.

                           (v)      none of the Company nor any of its  Affiliates  has entered into any agreement, or is bound by any  obligation  of any kind  whatsoever,  to  transfer  or  dispose  of the  Company  Shares or the
Business of the Company (or any portion  thereof) to any Person  other than Eos,  and none of them has entered into any  agreement,  nor are any of them bound by any  obligation of any kind  whatsoever,  to issue any Company Common
Stock or any other securities of the Company to any Person.

                           (vi)     since  September 30, 2002, (i) the Company has not declared or made any payment of any dividend or other  distribution  in respect of the Company Common Stock,  (ii) the Company has not redeemed, purchased,  or otherwise  acquired any of the Company’s capital stock or equity interests,  and (iii) there has not been any split, combination or reclassification or any shares of the Company Common Stock.

         4.3      Authorization; Binding Effect; No Breach.

                  (a)      The execution,  delivery and performance by the Company of each Transaction  Document to which it is a party has been duly authorized by the Company.  Each  Transaction  Document to which the Company is a party  constitutes  a valid and binding  obligation  of the  Company  which is  enforceable  against the Company in accordance  with its terms,  except as  enforceability  may be limited by bankruptcy,  insolvency,  reorganization, moratorium,  and other laws affecting creditor’s rights generally,  or by general equitable principles  (regardless of whether  enforcement  is sought in a proceeding  at law or in equity).  Except as set forth on Schedule 4.3, the execution,  delivery and performance of the  Transaction  Documents to which the Company is a party do not and will not (i) conflict with or result in a breach of the terms,  conditions or provisions  of, (ii)  constitute a default under,  (iii)  result in the  creation  of any Lien  upon any of the  Company  Shares  or any of the  Assets of the
Company under,  (iv) give any third party the right to modify,  terminate or accelerate any liability or obligation of the  Company  under,  (v) result in a  violation  of, or (vi)  require  any  authorization,  consent,  approval, exemption or other action by or declaration or notice to any Government  Entity  pursuant to, the charter or bylaws of the Company or any agreement,  instrument or other  document,  or any Legal  Requirement,  to which the Company, any of the Company Shares or any of the Assets of the Company is subject.

                  (b)      On or  prior  to  the  date  hereof,  the  Company  has  delivered  (or  otherwise  made available) the following documents to Eos:

                           (i)      copies of the  resolutions  duly  adopted by the  Company’s  board of directors authorizing  the Company’s  execution,  delivery and  performance  of this  Agreement and the  consummation  of the
Merger and all other transactions contemplated by this Agreement, certified by an officer of the Company;

                           (ii)     a certificate  (dated not more than ten business days prior to the date hereof)
of the Treasurer of the State of New Jersey as to the good standing of the Company in New Jersey.

         4.4      Subsidiaries;  Investments.  Except as set forth on the  attached  Schedule  4.4, the Company has no  Subsidiaries  and does not own,  or hold any  rights to  acquire,  any  capital  stock or any  other  security, interest,  or Investment  in any other Person other than  investments  that  constitute  cash or cash  equivalents.
Schedule  4.4 sets forth the  jurisdictions  in which each  Subsidiary  of the  Company,  if any, is  qualified  to conduct business.

         4.5      Financial Statements and Related Matters.

                  (a)      Financial  Statements.  The  Company  has  delivered  to Eos (i) the  unaudited  balance sheet of each of the Company as of November 23, 2002 (the “Latest Company Balance  Sheet”),  the related  unaudited consolidated  statements  of income  and cash  flows for the two month  period  then  ended as well as the  interim consolidated  balance  sheets at November 23, 2001,  and the  consolidated  statements of income and cash flows for the two month period ended November 23, 2001 (collectively,  the “Unaudited  Financial  Statements”),  and (ii) the
audited  consolidated  balance sheets of the Company as of September 28, 2002, and the audited related consolidated statements  of income and cash flows for the 12-month  periods  ending  September  29, 2001 and  September 30, 2000
(the “Audited Financial Statements”).

                           (i)      Except  as set  forth  on the  attached  Schedule  4.5,  each of the  Unaudited
Financial  Statements  (including in all cases the notes thereto,  if any) presents fairly in all material respects the  financial  condition of the Company as of the dates of such  statements  and the results of operation for such periods,  is accurate and complete,  is consistent with the books and records of the Company  (which,  in turn, are accurate and  complete),  has been prepared in accordance  with GAAP applied on a consistent  basis  throughout the periods covered  thereby except as noted therein  (subject to the absence of notes and audit  adjustments),  and is consistent  with the Audited  Financial  Statements,  subject to any changes  resulting from normal  year-end audit adjustments.

                           (ii)     Except  as  set  forth  on the  attached  Schedule  4.5,  each  of the  Audited
Financial  Statements  (including  in all cases the notes  thereto)  presents  fairly in all material  respects the financial  condition  of the  Company as of the dates of such  statements  and the  results of  operation  for such periods,  are accurate and complete,  are consistent with the books and records of the Company (which, in turn, are accurate and  complete)  and were prepared in accordance  with GAAP applied on a consistent  basis  throughout  the periods covered thereby except as noted therein.

                  (b)      Receivables.  Except as would not reaosnably be likely to have,  individually  or in the aggregate,  a Material  Adverse  Effect,  the notes and  accounts  receivable  of the Company on the  Closing  Date represent actual transactions,  will be valid receivables,  will be current and collectible, will not be subject to valid  counterclaims  or setoffs and will be  collected  in  accordance  with their terms at the  aggregate  amount recorded  on the  Company’s  books and  records as of the  Closing,  net of an amount of  allowances  for  doubtful accounts set forth on the Latest  Company  Balance  Sheet,  as adjusted for the passage of time through the Closing
Date in accordance with GAAP.

                  (c)      Inventory.  The  inventory  of the  Company  of the date of the Latest  Company  Balance
Sheet,  net of the  reserves  applicable  to such  inventory  set forth on the Latest  Company  Balance  Sheet,  as adjusted  for the passage of time  through the Closing  Date in  accordance  with GAAP,  consists of a quantity and quality  which is usable and salable in the ordinary  course of business,  and the items of such  inventory are not defective, slow-moving, obsolete or damaged and are merchantable and fit for their particular use.

                  (d)      Reserves.  The allowance  for possible  other  reserves set forth on the Latest  Company
Balance Sheet was adequate at the time to cover all known or reasonably anticipated contingencies.

         4.6      Absence of  Undisclosed  Liabilities.  Except as set forth on  Schedule  4.6,  as of the  Closing
Date,  neither  the Company  nor any  Subsidiary  of the Company  has any  liability  (whether  accrued,  absolute, contingent,  unliquidated  or  otherwise,  whether or not known to the  Company,  whether due or to become due, and regardless of when asserted)  other than: (a) the  liabilities  set forth on the face of the Latest Company Balance
Sheet,  (b) current  liabilities  which have arisen  after the date of the Latest  Company  Balance  Sheet,  in the ordinary  course of business and consistent  with the Company’s past  practice,  as applicable  (none of which is a liability resulting from breach of contract,  breach of warranty,  tort,  infringement,  violation of law, claim or lawsuit),  and (c) other liabilities and obligations  expressly  disclosed and quantified in the other Schedules to this Agreement.

         4.7      Assets of the Company.

                  (a)      The Assets of the Company  and other  assets  reflected  in the Books and Records of the
Company constitute all of the assets and rights which are used or useful in the Business as currently conducted;

                  (b)      The  Company  has good and  marketable  title to, or a valid  leasehold  interest  in or other rights to use (which other rights to use are described on the attached  Schedule  4.7),  all  properties  and assets used by it in the Business of the Company,  located on its  premises,  shown on the Latest  Company  Balance
Sheet or acquired by the Company since the date of the Latest Company  Balance  Sheet,  in each case free and clear of all Liens,  other than Permitted  Liens,  and other than (i)  properties and assets  disposed of in the ordinary course of business and  consistent  with the  Company’s  past  practice by the Company since the date of the Latest
Company  Balance  Sheet,  and  (ii) Liens  disclosed  on the Latest  Company  Balance  Sheet  (including  any notes thereto); and

                  (c)      The  Company’s  equipment  and other  tangible  assets,  and the  equipment and tangible assets of each  Subsidiary of the Company,  are in good operating  condition  (subject to normal wear and tear) and fit for use in the ordinary  course of business of the Company and its  Subsidiaries  and consistent  with its past practice.

         4.8      Absence  of Certain  Developments.  Since  September  28,  2002,  there has been no change in the financial condition,  operating results,  assets,  customer or supplier relations,  employee relations, or business prospects of the Company and no customer or vendor has any plans to  terminate  its  relationship  with the Company which  individually or in the aggregate could reasonably be expected to have a Material  Adverse Effect.  Except as set forth on Schedule 4.8 or  otherwise  expressly  contemplated  by this  Agreement,  since the date of the Latest
Company Balance Sheet, the Company has not:

                  (a)      engaged in any  activity  which has  resulted  in (i) any  acceleration  or delay of the collection of the Company’s  accounts or notes receivable,  (ii) any delay in the payment in the Company’s accounts payable,  or (iii) any increase in the  Company’s  purchases of raw  materials,  in each case as compared  with the
Company’s  custom and practice in the conduct of the Business  immediately  prior to the date of the Latest Company
Balance Sheet;

                  (b)      discharged  or  satisfied  any Lien or paid any  obligation  or  liability,  other  than current liabilities paid in the ordinary course of business and consistent with the Company’s past practice;

                  (c)      mortgaged  or pledged any of the  Company  Shares or any Asset or  subjected  any of the
Company Shares or any Asset to any Lien;

                  (d)      sold, assigned, conveyed,  transferred,  canceled or waived any property, tangible asset or other  intangible  asset or right of the Company  other than in the ordinary  course of business and  consistent with the Company’s past practice;

                  (e)      waived  any right of the  Company  other  than in the  ordinary  course of  business  or consistent with the Company’s past practice;

                  (f)      made  commitments  for capital  expenditures  by the Company  which,  in the  aggregate, would exceed $1, 500,000;

                  (g)      made any loan or advance to, or  guarantee  for the benefit  of, or any  Investment  in, any other Person on behalf of the Company;

                  (h)      granted  any  bonus or any  increase  in wages,  salary,  or other  compensation  to any employee of the Company (other than any bonus,  increase in wages,  or salaries  granted in the ordinary  course of business and  consistent  with the Company’s past practice  granted to any employee who is not affiliated  with the
Company other than by reason of such Person’s employment by the Company);

                  (i)      made any  charitable  contributions  on behalf of the  Company,  except in the  ordinary course of business and consistent with the Company’s past practice;

                  (j)      suffered  damages,  destruction  or casualty  losses  which,  in the  aggregate,  exceed
$100,000 (whether or not covered by insurance) to any Asset;

                  (k)      received  any  indication  from any  supplier  of the  Company to the  effect  that such supplier will stop, or decrease the rate of, supplying  materials,  products or services to the Company (whether or not the Merger is  consummated),  or received  any  indication  from any customer of the Company to the effect that such  customer  will stop,  or decrease  the rate of,  buying  materials,  products  or  services  from the Company
(whether or not the Merger is consummated);

                  (l)      entered  into  any  transaction  other  than in the  ordinary  course  of  business  and consistent  with the  Company’s  past  practice,  or  entered  into any other  transaction,  whether  or not in the ordinary course of business, which may adversely affect the Company;

                  (m)      declared,  set aside, or paid any dividend or made any distribution  with respect to the
Company’s  capital stock or equity  interests or redeemed,  purchased,  or otherwise  acquired any of the Company’s capital stock or equity interests;

                  (n)      adopted or amended any  employee  benefit or welfare plan  relating to the  employees of the Company; or

                  (o)      received  any  indication  from any key  employee to the effect  that such key  employee will terminate employment with the Company; or

                  (p)      agreed to do any act described in any of clauses 4.8(a) through (o).

         4.9      Governmental  Filings.  Except as set forth on Schedule 4.9,  other than the filing of the Merger
Certificate  with the State of New Jersey,  no  notices,  reports or other  filings are  required to be made by the
Company with, nor are any consents,  registrations,  approvals,  permits or authorizations  required to be obtained by the Company from, any Government  Entity in connection  with the execution and delivery of this Agreement by the
Company and the consummation of the transactions contemplated by the Transaction Documents.

         4.10     Tax  Matters.  Except as set forth on  Schedule  4.10 and except  where a failure of a  statement in (a)  through  (w)  below  to be true or  complete  has not had or  would  not  reasonable  be  likely  to  have, individually or in the aggregate, a Material Adverse Effect:

                  (a)      The Company has timely filed all Tax Returns that it was required to file.

                  (b)      All such Tax Returns were and are true, correct and complete in all respects.

                  (c)      All Taxes  owed by the  Company  (whether  or not shown on any Tax  Return  for all time periods  through the Closing  Date) have been paid.  The amount of liability  for unpaid Taxes for all time periods ending  on or  before  the  Closing  Date will not  exceed  the  amount of  current  liability  accruals  for Taxes
(excluding reserves for deferred Taxes) as such accruals are reflected on the Latest Company Balance Sheet.

                  (d)      No  information  related to Tax matters has been  requested by any Taxing  authority and there are no ongoing  examinations or claims against the Company or any Subsidiary for Taxes,  and no notice of any audit, examination, or claim for Taxes, whether pending or threatened, has been received.

                  (e)      The Company  currently are not the  beneficiary of any extension of time within which to file any Tax Return, except with respect to such Tax Returns due in 2001;

                  (f)      No claim has ever been made by an  authority  in a  jurisdiction  where the Company or a
Subsidiary  does not file Tax Returns  that it is or may be subject to taxation by that  jurisdiction.  The Company is not required to file Tax Returns in any jurisdiction in which it is not currently filing Tax Returns.

                  (g)      There are (and as of  immediately  following  the  Closing  Date there will be) no Liens other than Permitted  Liens on any of the Assets of the Company or a Subsidiary  that arose in connection  with any failure (or alleged failure) to pay any Tax.

                  (h)      The Company has  withheld  and paid over to the proper  governmental  entities all Taxes required to have been  withheld and paid over in all matters,  including in  connection  with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (i)      To the  Knowledge of any  director or officer of the Company,  there is no basis for the assertion of any claim relating or attributable to Taxes which, if adversely  determined,  would result in any Lien on the Assets of the Company.

                  (j)      There are no unresolved  disputes or claims  concerning the Tax liability of the Company or each Subsidiary.

                  (k)      Since October 1997,  the Company has not been,  and is currently  not,  subject to a Tax audit.

                  (l)      The  Company  has never  waived or extended  any  statute of  limitations  in respect of
Taxes or agreed to any  extension of time with respect to any Tax  assessment  or deficiency as to which the period of extension has not elapsed.

                  (m)      The  Company  has not filed  any  consent  agreement  under  Section  341(f) of the Code concerning collapsible corporations.

                  (n)      The Company has never made any payments,  is not obligated to make any payments,  and is not a party to any  agreement  that  could  obligate  it to make any  payments  that will not be  deductible  under
Sections 280(G) and 404 of the Code.

                  (o)      The Company has never been a United  States real  property  holding  corporation  within the meaning of Section 897(c)(2) of the Code.

                  (p)      The  Company  has  disclosed  on its federal  income Tax  Returns  all  positions  taken therein that could give rise to a substantial  understatement  of Federal  Income Tax within the meaning of Section
6662 of the Code.

                  (q)      The  Company  is not a  party  to any  Tax  allocation,  Tax  indemnity  or Tax  sharing agreement.  The Company (A) has never been a member of an Affiliated  Group filing a  consolidated  federal  income
Tax  Return  and  (B) has no  liability  for  the  Taxes  of any  Person  (other  than  any of the  Company)  under
Treas. Reg. §1.1502-6  (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (r)      The  Company’s  taxable year ends on the last Saturday of the month of September of each year.

                  (s)      The Company  currently  utilizes,  and has utilized since inception,  the accrual method of accounting for income Tax purposes.

                  (t)      There are no tax  rulings,  requests  for  rulings,  closing  agreements  or  changes of accounting  method relating to the Company or any of its  Subsidiaries  that could affect their liability for Taxes for any period after the Closing Date.

                  (u)      No property of the Company is  “tax-exempt  use property”  within the meaning of Section
168(h) of the Code.

                  (v)      The Company is not a party to any lease made pursuant to Section 168(f) of the Code.

                  (w)      The Company  will not be required to include in a taxable  period  ending after the date of the Closing income  attributable  to a prior taxable period that was not recognized in that prior taxable period as a result of the installment  method of accounting,  the completed  contract method of accounting,  the long-term contract  method of accounting,  the cash method of accounting or Section 481 of the Code or comparable  provisions of state or local or foreign tax law.

         4.11     Contracts and Commitments.

                  (a)      Contracts.  Schedule  4.11(a) sets forth a complete list of all  agreements to which the
Company is a party,  which  obligates  the Company to make payments in any one calendar year in excess of $100,000, in the aggregate (the  “Contracts”).  Other than this Agreement and the agreements  described on Schedule  4.11(a), the Company is not a party to any written or oral:

                           (i)      pension,  profit sharing,  stock option,  employee stock purchase or other plan or arrangement  providing for deferred or other  compensation to employees or any other employee  benefit,  welfare or stock plan or arrangement  which is not described on the attached  Schedule 4.17, or any contract with any labor union, or any severance agreement;

                           (ii)     contract for the employment or engagement as an  independent  contractor of any
Person on a full-time, part-time, consulting or other basis;

                           (iii)    contract  pursuant to which the Company has advanced or loaned funds, or agreed to advance or loan funds,  to any other  Person,  which  obligates the Company to make payments in any one calendar year in excess of $25,000 in the aggregate;

                           (iv)     contract or indenture relating to any Indebtedness or the mortgaging,  pledging or otherwise placing a Lien on any of the Company Shares or any of the Assets of the Company;

                           (v)      contract  pursuant to which the Company is the lessee of, or holds or operates, any real or personal property owned by any other Person;

                           (vi)     contract  pursuant  to which the Company is the lessor of, or permits any third party to hold or operate, any real or personal property owned by the Company or of which the Company is a lessee;

                           (vii)    assignment,  license,  indemnification  or other  contract  with respect to any intangible  property  (including any  Proprietary  Right) which is material to the Business and is not described on
Schedule 4.12(a);

                           (viii)   contract  or  agreement  with  respect to  services  rendered  or goods sold or leased to or from others,  other than any customer  purchase order accepted in the ordinary  course of business and in accordance  with the Company’s past practice,  which  obligates the Company to make payments in any one calendar year in excess of $25,000 in the aggregate;

                           (ix)     contract  prohibiting the Company from freely engaging in any business anywhere in the world;

                           (x)      other  than a  commission  arrangement,  independent  sales  representative  or distributorship  agreement  with respect to the Business,  which  obligates the Company to make payments in any one calendar year in excess of $25,000 in the aggregate; or

                           (xi)     executory  contract  (other than one described in Sections  4.11(a)(i)  through
4.11(a)(x)) which is material to the Company or involves a consideration in excess of $100,000.

                  (b)      Enforceability.  Each  Contract  described on the attached  Schedule  4.11(a) is a valid and binding  agreement of the Company,  enforceable  by the Company in  accordance  with its terms,  except as such enforceability  against  the other  parties  thereto  may be  limited  by (i)  applicable  insolvency,  bankruptcy, reorganization,  moratorium  or other  similar laws  affecting  creditors’  rights  generally  and  (ii) applicable equitable principles (whether considered in a proceeding at law or in equity).

                  (c)      Compliance.  Except as set forth on Schedule  4.11(c),  the Company  has  performed  all material  obligations  required to be performed by it under each Contract,  and the Company is not in default under or in breach of (nor is it in receipt  of any claim of any such  default  under or breach of) any such  obligation.
No event has  occurred  which with the passage of time or the giving of notice (or both) would result in a default, breach or event of  noncompliance  under any  obligation of the Company  pursuant to any Contract.  The Company has no present  expectation  or  intention  of not fully  performing  any  obligation  of the  Company  pursuant to any
Contract, and the Company has no Knowledge of any breach or anticipated breach by any other party to any Contract.

                  (d)      Leases.  With  respect  to each  Contract  which is a lease of  personal  property,  the
Company holds a valid and existing leasehold interest under such lease for the term thereof.

                  (e)      Affiliated  Transactions.   Except  as  set  forth  on  Schedule  4.11(e),  no  officer, director,  stockholder  or  Affiliate of the Company  (and no  individual  related by blood or marriage to any such
Person,  and no entity in which any such  Person or  individual  owns any  beneficial  interest)  is a party to any agreement,  contract,  commitment or transaction  with the Company (other than this  Agreement) or has any interest in any property used by the Company.

                  (f)      Copies.  Purchasers’  legal  counsel has been  supplied  with a true and correct copy of each written Contract disclosed in Schedule 4.11, each as currently in effect.

         4.12     Proprietary Rights.

                  (a)      Schedule.  The attached  Schedule  4.12(a)  contains a complete and accurate list of the following  Proprietary Rights, both domestic and foreign,  that are material to the business of the Company and its
Subsidiaries:  (i) all patented or registered  Proprietary  Rights owned by the Company or used in connection  with the Business,  (ii) all pending patent  applications and applications for registrations of other Proprietary Rights filed by or on behalf of the Company or used in connection  with the Business,  (iii) all  registered  trade names, trademarks,  corporate names, and websites,  and  unregistered  trade names,  trademarks and service marks owned by the Company or used in  connection  with the Business,  (iv) all  inventions,  trade  secrets or other  proprietary information  not otherwise the subject of a patent,  patent  application,  or  registered  application  to register
Proprietary  Rights,  and (v) all registered and unregistered  copyrights and computer  software which are material to the financial  condition,  operating  results,  assets,  customer or supplier  relations,  employee relations or business  prospects of the Company.  The attached  Schedule  4.12(a) also  contains a complete and accurate list of all  licenses,  covenants  not to sue, and other rights  granted by the Company to any third party,  all  licenses, covenants not to sue, and other rights granted by any third party to the Company,  with respect to any  Proprietary
Rights,  a general  description of all agreements or  arrangements of escrows of source codes in favor of licensees together with a description  of the location of copies of all such  agreements,  provided,  however,  such list may exclude any license for software that is a pre-packaged software product.

                  (b)      Ownership;  Claims.  The Company  believes that it owns and  possesses all right,  title and  interest  in and to (or has the right to use  pursuant to a valid and  enforceable  license)  all  Proprietary
Rights  described on Schedule  4.12(a)  which are material to the  operation of the  Company’s  business and is not aware of rights  which it does not own or possess  which it  believes  are  material to its  business as  presently conducted and as presently  proposed to be conducted,  and the Company has taken all necessary  actions to maintain and protect its interest in all the  Proprietary  Rights  disclosed on Schedule  4.12(a).  To the  knowledge of the
Company,  the  owners of the  Proprietary  Rights  licensed  to the  Company  have taken all  necessary  actions to maintain  and protect the  Proprietary  Rights which are subject to such  licenses in the United  States and in the
United Kingdom.

                           (i)      To the  Knowledge of the  Company,  the Company owns in the entirety or has the right to use all of the Proprietary  Rights  described on such Schedule and each other  Proprietary  Right which is material  to the  conduct of the  Business  (in each case free and clear of all Liens and free of all claims to the use by others).

                           (ii)     Except as set  forth on  Schedule  4.12(b),  there  have  been no  claims  made against the Company asserting the invalidity,  misuse or  unenforceability  of any of such Proprietary  Rights, and there are no grounds known to the Company for any such claim.

                           (iii)    Except as set forth on  Schedule  4.12(b),  the Company  has not  received  any notice of (nor is it aware of any facts which indicate a likelihood of) any  infringement or  misappropriation  by, or conflict with, any Person with respect to any of such Proprietary  Rights  (including any demand or request that the Company license rights from any Person).

                           (iv)     To  the  Knowledge  of  the  Company,  the  conduct  of the  Business  has  not infringed,  misappropriated,  or violated,  and does not infringe,  misappropriate  or violate in any respect,  any proprietary  right of any other Person,  nor, to the  Knowledge of the Company,  would  Purchasers’  conduct of the
Business as presently  conducted  infringe,  misappropriate  or violate in any respect any proprietary right of any other Person.

                           (v)      To the  Knowledge  of the  Company,  such  Proprietary  Rights  have  not  been infringed, misappropriated or violated in any respect by any other Person.

                           (vi)     The consummation of the  transactions  contemplated by this Agreement will have no adverse effect on any such Proprietary Right.

                  (c)      Except  as set  forth  on  Schedule  4.12(c),  to the  Knowledge  of  the  Company,  all
Proprietary  Rights set forth on Schedule  4.12(a) may be assigned by the Company in accordance with this Agreement without obtaining the prior consent of any Person other than a Party to this Agreement.

         4.13     Litigation.  Except as set forth on Schedule 4.13, there is no action, suit,  proceeding,  order, investigation  or claim pending  against or affecting the Company or the Business (or, to the Company’s  Knowledge,
pending or  threatened  against or  affecting  any  officer,  director or employee  of the  Company),  at law or in equity, or before or by any Government Entity,  including (a) with respect to the transactions  contemplated by the
Transaction Documents, or (b) concerning the design,  manufacture,  rendering or sale by the Company of any product or service or otherwise  concerning the conduct of the Business,  and, to the Company’s  Knowledge,  in the case of subsections (a) and (b), there is no basis for any of the foregoing.

         4.14     Brokerage.  Except as set forth on Schedule  4.14,  there is no claim for brokerage  commissions, finders’  fees or  similar  compensation  in  connection  with the  transactions  contemplated  by the  Transaction
Documents  which is binding  upon the Company or to which the  Company or any of the  Company  Shares or any of the
Assets of the Company is subject.

         4.15     Insurance.  The attached  Schedule 4.15 contains a  description  (or a certificate  of insurance)
of each insurance  policy  maintained by the Company with respect  Company’s  properties,  assets or business,  and each such  policy is in full force and  effect.  The  Company is not in default of any  obligation  pursuant to any insurance policy described on Schedule 4.15.

         4.16     Employees.

                  (a)      Continued  Employment.  Except as set forth on Schedule  4.16,  to the  Knowledge of the
Company,  no  executive  or key  employee of the Company or any group of  employees of the Company has any plans to terminate employment with the Company.

                  (b)      Compliance  and  Restrictions.  The Company  has  substantially  complied  with all laws relating  to the  employment  of  labor,  including  provisions  of such  laws  relating  to  wages,  hours,  equal opportunity,  collective  bargaining  and the payment of social  security and other  taxes,  and the Company has no labor  relations  problem  (including  any union  organization  activities,  threatened  or actual  strikes or work stoppages  or  grievances).  Except as set forth on Schedule  4.16,  neither the Company nor any  employees  of the
Company  are  subject  to  any  noncompete,  nondisclosure,  confidentiality,  employment,  consulting  or  similar agreement relating to, affecting,  or in conflict with, the Business activities as presently  conducted.  Except as set forth on  Schedule  4.16,  the  consummation  of this  Agreement  will not give rise to (i) the  vesting of any restricted  stock of the Company,  (ii) any change of control  provisions  set forth in any  agreement  between any
Person and the  Company,  (iii) any  severance  payments to become due and owing to any Person by the  Company,  or
(iv) any other similar benefits becoming payable.

         4.17     ERISA.  Except  as set  forth  on  the  attached  Schedule  4.17,  with  respect  to all  current employees  (including those on lay-off,  disability or leave of absence),  former employees,  and retired employees of the Company:

                  (a)      the Company  neither  maintains  nor  contributes  to any (i) employee  welfare  benefit plans (as defined in Section 3(1) of ERISA)  (“Employee  Welfare Plans”),  or (ii) any plan,  policy or arrangement which provides nonqualified deferred compensation,  bonus or retirement benefits,  severance or “change of control”
(as set forth in Code Section 280G) benefits, or life,  disability,  accident,  vacation,  tuition reimbursement or other fringe benefits (“Other Plans”);

                  (b)      the Company does not maintain,  contribute  to, or  participate  in any defined  benefit plan or defined  contribution  plan which are employee  pension benefit plans (as defined in Section 3(2) of ERISA)
(“Employee Pension Plans”);

                  (c)      the Company does not  contribute to or  participate  in, and has neither  contributed to nor  participated  in for the past six years,  any  multiemployer  plan (as  defined in Section  3(37) of ERISA) (a
“Multiemployer Plan”);

                  (d)      the Company does not maintain or have any  obligation  to  contribute  to or provide any post-retirement  health,  accident or life insurance benefits to any Employee,  other than limited medical benefits required to be provided under Code Section 4980B;

                  (e)      all  Plans  (and all  related  trusts  and  insurance  contracts)  comply in form and in operation in all material respects with the applicable requirements of ERISA and the Code;

                  (f)      all required reports and descriptions  (including all Form 5500 Annual Reports,  Summary
Annual  Reports,  PBGC-1s and Summary Plan  Descriptions)  with respect to all Plans have been properly  filed with the appropriate  Government Entity or distributed to participants,  and the Company has complied substantially with the requirements of Code Section 4980B;

                  (g)      with respect to each Plan, all  contributions,  premiums or payments which are due on or before the Closing Date have been paid to such Plan; and

                  (h)      the Company has not incurred any liability to the Pension Benefit  Guaranty  Corporation
(the PBGC),  the United States Internal Revenue Service,  any  multiemployer  plan or otherwise with respect to any employee  pension  benefit plan or with  respect to any  employee  pension  benefit  plan  currently or  previously maintained  by members of the  controlled  group of companies  (as defined in Sections  414(b) and (c) of the Code)
that  includes the Company (the  Controlled  Group) that has not been  satisfied in full,  and no condition  exists that  presents a risk to the Company or any member of the  Controlled  Group of incurring  such a liability  (other than  liability  for premiums due the PBGC) which could  reasonably  be expected to have any adverse  effect on the
Company or any of the Company Shares or any of the Assets of the Company after the Closing.

         4.18     Real Estate.

                  (a)      Owned  Properties.  Except as set forth on Schedule  4.18(a),  the Company  owns no real property.

                  (b)      Leased  Property.  The attached  Schedule  4.18(b) lists and describes  briefly all real property  leased or  subleased  to the Company and all other real  property  which is used in the  Business and not owned by the Company (the “Leased Real Property of the Company”).  The Company has delivered to  Purchasers’  legal counsel  correct and complete  copies of the leases and subleases  listed on Schedule  4.18(b)  (collectively,  the
“Company  Leases”).  With  respect to the  Leased  Real  Property  and each of the  Leases,  except as set forth on
Schedule 4.18(b):

                           (i)      such Company Lease is legal,  valid,  binding,  enforceable,  and in full force and effect;

(ii)     the Company is not aware that any party to such  Company  Lease is in breach or  default,  and the Company is not aware that any event has occurred  which,  with notice or lapse of time,  would  constitute such a breach or default or permit termination, modification, or acceleration of such Company Lease;

(iii)    the Company is not aware that any party to such Company Lease has repudiated any provision thereof;

(iv)     there are no disputes, oral agreements, or forbearance programs in effect as to such Company Lease;

(v)      in the case of each Company Lease which is a sublease,  the  representations  and  warranties set forth in clauses 4.18(b) (i) through (v) are true and correct with respect to the underlying lease;

(vi)     the Company has not  assigned,  transferred,  conveyed,  mortgaged,  deeded in trust,  or  encumbered  any interest in the leasehold or subleasehold created pursuant to such Company Lease;

(vii)    none  of  the  Company  Leases  has  been  modified  in  any  respect,  except  to the  extent  that  such modifications are in writing and have been delivered or made available to Purchasers;

(viii)   to the  Knowledge  of the Company,  all  buildings,  improvements  and other  structures  located upon the
Leased Real Property of the Company have received all approvals or Governmental  Entities,  including  licenses and permits,  required in connection  with the operation of the Business  thereon and have been operated and maintained in all material  respects in accordance with all applicable Legal  Requirements and the terms and conditions of the
Company Leases; and

(ix)     to the  Knowledge  of the Company,  all  buildings,  structures  and other  improvements  located upon the
Leased Real Property of the Company,  including all components thereof,  are in good operating condition subject to the  provision of usual and  customary  maintenance  in the ordinary  course of business with respect to buildings, structures and improvements of like age and construction and all water,  gas,  electrical,  steam,  compressed air, telecommunication,  sanitary and storm sewage and other utility lines and systems  serving the Leased Real Property of the Company are  sufficient to enable the continued  operation of the Leased Real Property of the Company in the manner currently being used in connection with the operation of the Business of the Company.

         4.19     Compliance with Laws.

                  (a)      Generally.   Except  as  set  forth  on  Schedule  4.19(a),  and  except  as  would  not reasonably be likely to have a Material  Adverse Effect,  the Company has not violated any Legal  Requirement,  and the Company has not received notice alleging any such violation.

                  (b)      Required  Permits.  The Company has  complied  with (and is in  compliance  with) in all material  respects,  all permits,  licenses and other  authorizations  required for the occupation of the Company’s facilities  and the  operation  of the  Business of the Company.  The items  described  on the  attached  Schedule
4.19(b)  constitute  all of the permits,  filings,  notices,  licenses,  consents,  authorizations,  accreditation, waivers,  approvals and the like of, to or with any Government  Entity which are required for the  consummation  of the Merger, or any other transaction  contemplated by the Transaction  Documents or the conduct of the Business (as it is presently conducted by the Company) thereafter.

                  (c)      Environmental  and Safety Matters.  Without  limiting the generality of Sections 4.19(a)
and (b), except as set forth on Schedule 4.19(c):

                           (i)      The Company has complied,  and is in compliance with, in all material respects, all Environmental and Safety Requirements.

                           (ii)     Without limiting the generality of the foregoing,  the Company has obtained and
complied  with,  and  is  in  compliance  with,  in  all  material  respects,  all  permits,   licenses  and  other
authorizations  that may be required  pursuant to Environmental  and Safety  Requirements for the occupation of its facilities  and the operation of the Business.  A list of all such permits,  licenses and other  authorizations  is set forth on the attached Schedule 4.19(b).

                           (iii)    The Company has not  received  any written or, to its  Knowledge,  oral notice, report or other information  regarding any liabilities  (whether  accrued,  absolute,  contingent,  unliquidated or otherwise) or  investigatory,  remedial or corrective  obligations,  relating to it or its  facilities  and arising under Environmental and Safety Requirements.

                           (iv)     To the Knowledge of the Company,  none of the following  exists at any property or facility owned, operated or occupied by the Company:

                                    (1)     underground storage tanks or surface impoundments
                                    (2)     asbestos-containing material in any form or condition; or
                                    (3)     materials or equipment containing polychlorinated biphenyls.

                           (v)      The Company has not treated,  stored,  disposed  of,  arranged for or permitted the disposal of, transported,  handled, or Released any substance,  including any Hazardous Substance,  or owned or operated any facility or property,  so as to give rise to  liabilities of the Company for response  costs,  natural resource  damages or  attorneys’  fees  pursuant to the  Comprehensive  Environmental  Response,  Compensation  and
Liability Act of 1980, as amended (“CERCLA”), or similar state or local Environmental and Safety Requirements.

                           (vi)     Neither this  Agreement nor the  consummation  of the Merger will result in any obligations for site  investigation  or cleanup,  or  notification to or consent of any Government  Entity or third parties,  pursuant to any so-called  “transaction-triggered”  or “responsible property transfer”  Environmental and
Safety Requirements.

                           (vii)    The  Company has not,  either  expressly  or by  operation  of law,  assumed or undertaken  any  liability,  including  any  obligation  for  corrective  or remedial  action,  of any other Person relating to any Environmental and Safety Requirements.

                           (viii)   No  Environmental  Lien has attached to any property now or  previously  owned, leased or operated by the Company.

                           (ix)     Without limiting the foregoing,  to the Company’s  Knowledge,  no facts, events or conditions relating to the Leased Real Property,  or other past or present facilities,  properties or operations of the Company will prevent,  hinder or limit continued  compliance  with  Environmental  and Safety  Requirements, give  rise  to any  investigatory,  remedial  or  corrective  obligations  pursuant  to  Environmental  and  Safety
Requirements,  or give rise to any other  liabilities  (whether  accrued,  absolute,  contingent,  unliquidated  or otherwise)  pursuant  to  Environmental  and  Safety  Requirements,  including  any  relating  to onsite or offsite
Releases or threatened  Releases of Hazardous  Substances,  personal  injury,  property damage or natural  resource damage.

         4.20     Product  Warranty.  Except as set forth on the attached  Schedule  4.20,  and except as would not reasonably  be  likely  to have,  individually  or in the  aggregate,  a  Material  Adverse  Effect,  all  products manufactured,  serviced,  distributed,  sold  or  delivered  by  the  Company  have  been  manufactured,  serviced, distributed,  sold and/or delivered in conformity with all applicable  contractual  commitments and all express and implied  warranties.  No liability of the Company  exists or has been asserted for  replacement or other damages in connection with any such product.

         4.21     Powers  of  Attorney.  There are no  outstanding  powers of  attorney  executed  on behalf of the
Company, except as set forth on Schedule 4.21.

         4.22     Bank Accounts.  Schedule 4.22 identifies the names and locations of all banks,  depositories  and other financial  institutions in which the Company or any other Person on behalf of the Company,  has an account or safe deposit box and the names of all persons  authorized  to draw on such  accounts or to have access to such safe deposit boxes.

         4.23     Disclosure.   Neither  this  Article  IV  nor  any  schedule,   attachment,   written  statement,
certificate  or  similar  item  supplied  to  Purchasers  by or on  behalf  of  the  Company  with  respect  to the transactions  contemplated by the Transaction  Documents  contains any untrue statement of a material fact or omits a material fact  necessary to make each  statement  contained  herein or therein not  misleading.  There is no fact which the Company has not  disclosed to  Purchasers  in writing and of which the Company or any officer or director of the Company is aware (other than  matters of a general  economic  nature) and which has had or could  reasonably be expected to have a Material Adverse Effect.

                                                     ARTICLE V

                                                     COVENANTS

         5.1      Issuance of Merger Consideration without Registration.

                  (a)      Eos shall issue the Merger  Consideration  without registration under the Securities Act in  reliance  on the safe  harbor  provided  in  Regulation  D of the  Securities  Act or such other safe harbor or exemption  from  registration  as Eos may deem  appropriate.  Eos shall take any action  required to be taken under state blue sky or  securities  laws in  connection  with the issuance of the Merger  Consideration  pursuant to the
Merger,  and the Company shall furnish Eos all  information  concerning  the Company and the holders of its Capital
Stock and shall take any action as Eos may reasonably request in connection with any such action.

                  (b)      At or  prior  to  the  Effective  Time,  the  Company  shall  deliver  to  Eos  executed
confirmations   from  each  stockholder  of  the  Company  (other  than  those  exercising   dissenter’s   rights),
substantially in the form of Exhibit A attached hereto (an “Investor  Representation  Certificate with Registration
Rights  Agreement”)  that such  stockholder  is either an Accredited  Investor or that such  stockholder,  alone or with such stockholder’s representative:

                           (i)      has such knowledge and  experience in financial and business  matters that such stockholder is capable of evaluating the merits and risks of the investment in Eos Common Stock;

                           (ii)     understands  that an investment in Eos Common Stock involves  certain risks and such stockholder is able to bear the economic risk of losing the entire investment in the Eos Common Stock;

                           (iii)    understands  that the Eos  Common  Stock  has not  been  registered  under  the
Securities Act or the securities laws of any other state and are therefore  subject to substantial  restrictions on transfer;

                           (iv)     understands  that unless Eos  registers  the Eos Common  Stock for resale under federal or state  securities  laws, and, such  stockholder may be precluded from selling or otherwise  transferring or disposing of the Eos Common Stock or any portion  thereof and may have to bear the economic  risk of  investment in the Eos Common Stock for an indefinite period of time;

                           (v)      understands  that no federal or state  agency has approved or  disapproved  the
Eos  Common  Stock,  passed  upon or  endorsed  the  merits  of the  offering  thereof,  or  made  any  finding  or determination as to the fairness of the Eos Common Stock for investment;

                           (vi)     acknowledges  that such  stockholder  has had an  opportunity  to consult  with counsel and other  advisers  about an investment in the Eos Common Stock and that all material  documents,  records and books  pertaining  to this  investment  have,  on request,  been made  available to such  stockholder  and such stockholder’s advisers;

                           (vii)    acknowledges  that  Eos has  made  available  to such  stockholder  and to such stockholder’s  advisors,  the  opportunity to ask questions of, and receive answers from, Eos concerning Eos and to obtain any additional  necessary to verify the accuracy of the information  given to such  stockholder or otherwise make an informed investment decision;

                           (viii)   understands  that the Eos Common Stock is being  offered and issued in reliance on specific  exemptions from the  registration  requirements of federal and state  securities laws and that Eos and controlling  persons  thereof  are  relying  upon  the  truth  and  accuracy  of the  representations,  warranties, agreements,  acknowledgments  and  understandings  set forth herein in order to determine the applicability of such exemptions and the suitability of such stockholder to acquire the Eos Common Stock; and

                           (ix)     understands and acknowledges that, as a result of the Merger,  such stockholder will receive shares of Eos Common Stock for all of such stockholder’s shares of Company Common Stock.

         5.2.     Access to Properties and Records; Confidentiality.

                  (a)      Eos shall  permit the Company  and its agents and  representatives,  including,  without
limitation,   officers,   directors,   employees,   attorneys,   auditors,   accountants,  and  financial  advisors
(collectively,  “Company  Representatives”),  and the Company shall permit Eos and its agents and  representatives, including, without limitation,  officers, directors,  employees,  attorneys,  auditors,  accountants, and financial advisors  (collectively,  the “Eos Representatives”),  reasonable access to their respective properties,  and shall disclose and make available to the Company and the Company  Representatives or Eos and the Eos Representatives,  as
the case may be, all Books and Records thereof,  including all books, papers and records,  electronic or otherwise, relating to their  respective  assets,  stock  ownership,  properties,  operations,  obligations  and  liabilities, including,  but not limited to, all books of account  (including the general  ledger and books of original  entry), tax records,  minute books of directors’ and stockholders’  meetings,  organizational  documents,  bylaws, material contracts and  agreements,  filings with any regulatory  authority,  independent  auditors’ work papers (subject to the receipt by such  auditors of a standard  access  representation  letter),  litigation  files,  plans  affecting employees,  and any other  business  activities  or prospects in which the Company and the Company  Representatives or Eos and the Eos  Representatives  may have a  reasonable  interest.  Neither  party shall be required to provide access to or to disclose  information  where such access or disclosure would violate or prejudice the rights of any customer or would  contravene any law, rule,  regulation,  order or judgment or, in the case of a document which is subject  to an  attorney-client  privilege,  would  compromise  the  right of the  disclosing  party to claim  that privilege.  The parties will use all reasonable  efforts to obtain waivers of any such restriction  (other than the
attorney  client  privilege)  and  in  any  event  make  appropriate   substitute  disclosure   arrangements  under
circumstances in which the restrictions of the preceding sentence apply.

                  (b)      All  information   furnished  by  the  parties  hereto  previously  in  connection  with transactions  contemplated  by this Agreement or pursuant  hereto shall be used only for the purposes of evaluating the Merger  contemplated  hereby, and for use in connection with the preparation and filing of any filings required to be made by Eos with the SEC or any other  Government  Entity,  including  all  preliminary  filing  thereof  and amendments  thereto.  Except as required to be disclosed in  connection  with such  filings,  all such  information shall be kept  confidential  and shall be treated as the sole  property  of the party  delivering  the  information until  consummation  of the Merger  contemplated  hereby and, if such Merger  shall not occur,  each party and each party’s  Representatives  shall return to the other party all documents or other materials  containing,  reflecting or referring to such  information,  will not retain any copies of such  information,  shall keep  confidential  all such  information,  and shall not directly or indirectly  use such  information  for any  competitive or commercial purposes or any other purpose not expressing permitted hereby.

                           (i)      Each  party  hereto  shall  inform  its  Representatives  of the  terms of this
Section 5.2.

                           (ii)     Any breach of this  Section 5.2 by a  Representative  of a party  hereto  shall conclusively be deemed to be a breach thereof by such party.

                           (iii)    In the  event  that the  Merger  contemplated  hereby  does  not  occur or this
Agreement  is  terminated,   all  documents,   notes  and  other  writings  prepared  by  a  party  hereto  or  its representatives  based on information  furnished by the other party,  and all other documents and records  obtained from another party hereto in connection herewith,  shall be promptly destroyed;  provided, that, Eos may retain and utilize such  information  and  materials as may be required by Eos for the  preparation  and filing of any Current
Report  on Form 8-K by Eos  with the SEC  solely  for  such  purposes.  The  obligation  to keep  such  information confidential shall continue indefinitely from the date the proposed Merger is abandoned, but shall not apply to:

                                    (1)     any information which:

                                            (A)      the  party   receiving  the   information   can  establish  by
convincing evidence was already in its possession prior to the disclosure thereof to it by the other party;

                                            (B)      was  then  generally  known  to the  public  other  than  as a result of a disclosure by any party hereto or its Representative;

                                            (C)      became  known to the  public  through  no  fault of the  party receiving such information; or

                                            (D)      was disclosed to the party  receiving  such  information  by a third party not bound by an obligation of confidentiality; or

                                    (2)     disclosures   pursuant   to  a   legal,   regulatory   or   examination
requirement  or in  accordance  with an order of a court of competent  jurisdiction,  provided that in the event of any  disclosure  required by this clause (2), the  disclosing  party will give  reasonable  prior written notice of such  disclosure  to the other  parties and shall not disclose any such  information  without an opinion of counsel supporting its position that such information must be disclosed.

                  (c)      In  addition  to all  other  remedies  that may be  available  to any  party  hereto  in connection with a breach by any other party hereto of its or its  Representative’s  obligations under this Section
5.2, each party hereto shall be entitled to specific  performance  and injunctive and other  equitable  relief with respect to this  Section 5.2.  Each party  hereto  waives,  and agrees to use all  reasonable  efforts to cause its
Representatives to waive, any requirement to secure or post a bond in connection with any such relief.

         5.3      Tax  Representation  Letter.  The Company  shall secure and deliver to Eos at or prior to Closing executed  representations  and warranties of the Company,  in  substantially  the form of Exhibit B attached hereto
(the “Tax Representation  Letter”),  which are required for the issuance of an Opinion of Counsel regarding the tax status of the Merger.

         5.4      Tax Opinion  Letter.  Eos shall  secure and deliver to the Company an opinion of Pitney,  Hardin,
Kipp & Szuch LLP,  substantially  in the form of Exhibit C  attached  hereto  (the “Tax  Opinion  Letter”),  to the effect that the receipt of the Eos Common Stock to be issued in connection  with the Merger by the  stockholders of the  Company  will be  tax-free  in  accordance  with  Section  354 of the Code and that such shares have been duly authorized,  validly issued,  fully paid and  non-assessable,  and free and clear of any pre-emptive  rights of the stockholders  of Eos, and  addressing  such other  matters as shall  reasonably be requested by the Company and its counsel.

         5.5      Company  Affiliate  Letter.  At  or  prior  to  Closing,  the  Company  shall  deliver  to  Eos a representation  letter,  substantially  in  the  form  of  Exhibit  D  annexed  hereto,  executed  by  each  of the stockholders of the Company set forth on Schedule 5.5, which  acknowledges  each such  stockholder’s  understanding of such  stockholder’s  responsibilities  under,  and  restrictions on transfer of shares imposed by, Rules 144 and
145 of the Securities Act with respect to the shares of Eos Common Stock acquired by such  stockholder  pursuant to this Agreement (the “Company Affiliate Letter”).

         5.6      Conduct of the  Business of the  Company.  During the period from the date of this  Agreement  to the  Effective  Time,  the Company  shall  conduct its business  only in the ordinary  course and  consistent  with prudent business practice,  except for transactions  permitted  hereunder or with the prior written consent of Eos, which consent will not be unreasonably withheld.  The Company shall use its reasonable best efforts to:

                  (a)      preserve its business organization intact;

                  (b)      keep available to itself the present services of their respective employees; and

                  (c)      preserve  for  itself  and Eos the  goodwill  of its  customers  and  others  with  whom business relationships exist.

         5.7      Negative Covenants.

                  (a)      Company  Negative  Covenants.  From the date  hereof to the  Effective  Time,  except as otherwise approved by Eos in writing, or as permitted or required by this Agreement, the Company shall not:

                           (i)      change  any  provision  of its  Certificate  of  Incorporation  or any  similar governing documents;

                           (ii)     change any  provision of its By-Laws  without the consent of Eos which  consent shall not be unreasonably withheld;

                           (iii)    except as set forth on  Schedule  5.7(a)(iii),  change  the number of shares of its  authorized or issued  capital stock or issue or grant any option,  warrant,  call,  commitment,  subscription, right to purchase or  agreement  of any  character  relating to its  authorized  or issued  capital  stock,  or any securities convertible into shares of such stock, or split, combine,  reclassify,  redeem, or repurchase any shares of its capital stock, or declare, set aside or pay any dividend,  or other distribution  (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                           (iv) grant any severance or  termination  pay to, or enter into or amend any  employment or severance  agreement with, any of its directors,  officers or employees;  adopt any new employee benefit plan or arrangement  of any type;  or award any  increase  in  compensation  or  benefits  to its  directors,  officers  or employees;

                           (v) sell or  dispose  of any  substantial  amount  of assets  or  voluntarily  incur any significant  liabilities other than in the ordinary course of business  consistent with past practices and policies or in response to substantial financial demands upon the business of the Company;

                           (vi)     make any  capital  expenditures  other than  pursuant  to  binding  commitments existing on the date hereof,  expenditures  necessary to maintain  existing assets in good repair and  expenditures described in business plans or budgets previously furnished to Eos.

                           (vii)    file any  applications  or make any contract  with respect to branching or site location or relocation;

                           (viii)   agree  to  acquire  in any  manner  whatsoever  (other  than  to  realize  upon collateral  for a defaulted  loan) any business or entity or make any new  investments  in  securities  without the prior written consent of Eos;

                           (ix)     make any material  change in its  accounting  methods or practices,  other than changes required in accordance with GAAP or regulatory authorities;

                           (x)      take any action that would result in any of its  representations and warranties contained  in Article IV of this  Agreement  not being true and correct in any  material  respect at the  Effective
Time or that would cause any of its conditions to Closing not to be satisfied;

                           (xi)     purchase any shares of Eos Common Stock; or

                           (xii)    agree to do any of the foregoing.

         (b)      Eos  Negative  Covenants.  From the date  hereof  to the  Effective  Time,  except  as  otherwise approved by the Company in writing,  or as permitted or required by this Agreement,  neither Eos nor any Subsidiary of Eos will:

                           (i)      change  any  provision  of its  Certificate  of  Incorporation  or any  similar governing documents;

                           (ii)     change any provision of its By-Laws  without the consent of the Company,  which consent shall not be unreasonably withheld;

                           (iii)    change the number of shares of its  authorized or issued capital stock or issue or grant any option,  warrant,  call,  commitment,  subscription,  right to purchase or agreement of any  character relating to its authorized or issued capital stock,  or any securities  convertible  into shares of such stock,  or split, combine or reclassify any shares of its capital stock, or declare,  set aside or pay any dividend,  or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock;

                           (iv)  adopt any new  employee  benefit  plan or  arrangement  of any type,  or award any increase in compensation or benefits to its directors, officers or employees;

                           (v) sell or  dispose  of any  substantial  amount  of assets  or  voluntarily  incur any significant  liabilities other than in the ordinary course of business  consistent with past practices and policies or in response to substantial financial demands upon the business of Eos or any Subsidiary of Eos;

                           (vi)     make any  capital  expenditures  other than  pursuant  to  binding  commitments existing on the date hereof,  expenditures  necessary to maintain  existing assets in good repair and  expenditures described in business plans or budgets previously furnished to the Company;

                           (vii)    file any  applications  or make any contract  with respect to branching or site location or relocation, unless Eos is required to relocate its business operations;

                           (viii)   agree  to  acquire  in any  manner  whatsoever  (other  than  to  realize  upon collateral  for a defaulted  loan) any business or entity or make any new  investments  in  securities  without the prior written consent of the Company;

                           (ix)     make any material  change in its  accounting  methods or practices,  other than changes required in accordance with GAAP or regulatory authorities;

                           (x)      take any action that would result in any of its  representations and warranties contained  in Article III of this  Agreement  not being true and correct in any material  respect at the  Effective
Time or that would cause any of its conditions to Closing not to be satisfied;

                           (xi)     purchase any shares of the Company Common Stock; or

                           (xii)    agree to do any of the foregoing.

         5.8      Further Assurances.

                  (a)      Subject to the terms and conditions  herein provided,  each of the parties hereto agrees to use its  reasonable  best efforts to take, or cause to be taken,  all action and to do, or cause to be done, all things  necessary,  proper or advisable under  applicable laws and regulations to satisfy the conditions to Closing and to  consummate  and  make  effective  the  transactions  contemplated  by this  Agreement,  including,  without limitation,  using  reasonable  efforts to lift or rescind  any  injunction  or  restraining  order or other  order adversely  affecting the ability of the parties to consummate the  transactions  contemplated by this Agreement and using its reasonable best efforts to prevent the breach of any representation,  warranty,  covenant or agreement of such party  contained or referred to in this  Agreement and to promptly  remedy the same. In case at any time after the Effective  Time any further action is necessary or desirable to carry out the purposes of this  Agreement,  the proper  officers and directors of each party to this  Agreement  shall take all such necessary  action.  Nothing in this  section  shall be  construed  to  require  any  party to  participate  in any  threatened  or  actual  legal, administrative  or other proceedings  (other than proceedings,  actions or investigations to which it is a party or subject  or  threatened  to be made a party  or  subject)  in  connection  with  consummation  of the  transactions contemplated  by this  Agreement  unless such party shall  consent in advance and in writing to such  participation and the other party  agrees to  reimburse  and  indemnify  such party for and against any and all costs and damages related thereto if the Merger is not consummated.

                  (b)      Eos  agrees  that  from the date  hereof to the  Effective  Time,  except  as  otherwise approved  by the  Company in  writing or as  permitted  or  required  by this  Agreement,  Eos will use  reasonable business  efforts to maintain and preserve  intact its business  organization,  properties,  leases,  employees and advantageous  business  relationships,  and Eos will not,  nor will it permit any  Subsidiary  of Eos to,  take any action:  (i) that  would result in any of its  representations  and  warranties  contained in  Article III  of this
Agreement  not being true and correct in any material  respect at, or prior to, the  Effective  Time,  or (ii) that would cause any of its  conditions  to Closing not to be  satisfied,  or  (iii) that  would  constitute a breach or default of its obligations under this Agreement.

         5.9      Delivery of Financial  Statements.  The Company shall deliver to Eos all financial  statements of the Company  required to be filed by Eos in  accordance  with Item 2 of Current  Report on Form 8-K for filing with the Securities and Exchange Commission on such Form 8-K at or prior to the Effective Time.

         5.10     Employment Agreements.  At or prior to Closing, the Company shall enter into employment agreements with James M. Cascino, Jack B. Hood, Patrick J. Huffman, George E. Spaulding, III, Carol
Zimmerman-Leidman, and Gerene H. Sayre.

         5.11     Exclusivity.

                  (a)      Between  the date of this  Agreement  and the  earlier  to occur of the  Closing  or the termination  of this  Agreement in  accordance  with Section 7.1,  neither Eos nor any person  acting on its behalf shall hold  discussions  with,  negotiate with,  provide any information to, or initiate,  encourage,  solicit,  or agree to any offer from,  any person other than the Company,  regarding  any merger,  sale of  securities,  sale of assets,  sale of liabilities,  or similar  transaction  involving Eos or any transaction  that could be expected to impede,  delay,  interfere with,  prevent,  or dilute the benefits to the Company of the transactions  contemplated hereby, unless:

                           (i)      the board of directors of Eos  determines in good faith based on written advice of its outside  legal  counsel  that the action is  necessary  for the board of directors of Eos to comply with its fiduciary duties to the shareholders of Eos under applicable law; and

                           (ii)     prior to entering  into  negotiations,  the board of  directors of Eos receives from the other party an executed  confidentiality  agreement and proposal with terms no less  favorable to Eos than those contained in this Agreement; and

                           (iii)    prior to entering into any such  negotiations,  Eos provides  written notice to the Company that includes the terms of the proposal,  the identity of the person making the proposal,  and the fact that clauses (a) and (b) of this Section 5.11(a) have been satisfied.

                  (b)      Between  the date of this  Agreement  and the  earlier  to occur of the  Closing  or the termination  of this  Agreement in  accordance  with Section 7.1,  neither the Company nor any person acting on its behalf shall hold discussions,  negotiate with,  provide any information to, or initiate,  encourage,  solicit,  or agree to any offer from, any person other than Eos regarding any merger,  sale of securities,  sale of assets, sale of liabilities,  or similar transaction  involving the Company or any transaction that could be expected to impede, delay,  interfere with, prevent, or dilute the benefits to Eos of the transactions  contemplated hereby, unless the board of directors of the Company  determines  in good faith based on written  advice of its outside  legal counsel that the action is necessary for the board of directors of the Company to comply with its  fiduciary  duties to the stockholders of the Company under applicable law, or the following occurs:

                           (i)      prior to entering  into  negotiations,  the board of  directors  of the Company receives from the other party an executed confidentiality agreement and a Superior Acquisition Proposal; and

                           (ii)     prior to entering  into any such  negotiations,  the Company  provides  written notice to Eos that  includes  the terms of the Superior  Acquisition  Proposal,  the identity of the person  making such Superior Acquisition Proposal.

                                                    ARTICLE VI

                                                    CONDITIONS

         6.1      Conditions to  Obligations  of the Company to Effect the Merger.  The  obligations of the Company to effect  the  Merger  shall be  subject to the  fulfillment  or waiver at or prior to the  Effective  Time of the additional following conditions:

                  (a)      Each  representation  and warranty set forth in Article III shall be true and correct in all material respects as of the Closing.

                  (b)      Purchasers  shall  have  performed  in all  material  respects  each  covenant  or other obligation required to be performed by them pursuant to the Transaction Documents prior to the Closing.

                  (c)      The  consummation of the  transactions  contemplated by the Transaction  Documents shall not be prohibited  by any Legal  Requirement  or subject the Company to any penalty or liability  arising under any
Legal Requirement or imposed by any Government Entity.

                  (d)      No action,  suit or  proceeding  shall be pending or  threatened  before any  Government
Entity the  result of which  could  prevent  or  prohibit  the  consummation  of any  transaction  pursuant  to the
Transaction  Documents,  cause any such transaction to be rescinded following such consummation or adversely affect
Purchasers  performance  of their  obligations  pursuant to the  Transaction  Documents,  and no  judgment,  order, decree, stipulation, injunction or charge having any such effect shall exist.

                  (e)      All  filings,  notices,  licenses,  consents,  authorizations,  accreditation,  waivers, approvals  and the like of,  to or with any  Government  Entity  or any  other  Person  that are  required  for the
Purchasers to consummate the Merger or any other  transaction  contemplated by the Transaction  Documents or to own the Company Shares or to conduct the Business  thereafter (the  “Purchasers’  Consents”)  shall have been duly made or obtained.

                  (f)      Eos shall have  delivered to the Company a Certificate  dated the Closing  Date,  signed by the  Chairman of Eos  stating  that the  conditions  set forth in Section 6.1 (a) through (e) above and Section
6.1(m) through (u) below have been satisfied.

                  (g)      Eos shall have delivered to the Company a copy of the  resolutions  duly adopted by Eos’
board of directors  authorizing Eos’ execution,  delivery and performance of the Transaction Documents to which Eos is a party  and the  consummation  of the  Merger  and  all  other  transactions  contemplated  by the  Transaction
Documents, as in effect as of the Closing, certified by an officer of Eos.

                  (h)      Eos shall  have  delivered  to the  Company a copy of the  resolutions  duly  adopted by
Newco’s board of directors authorizing Newco’s execution,  delivery and performance of the Transaction Documents to which  Newco  is a party  and the  consummation  of the  Merger  and all  other  transactions  contemplated  by the
Transaction Documents, as in effect as of the Closing, certified by an officer of Newco.

                  (i)      Eos shall have  delivered to the Company a copy of the  resolutions  duly adopted by Eos as the stockholder of Newco approving the Merger and this Agreement, certified by an officer of Newco.

                  (j)      Eos  shall  have  delivered  to the  Company  a  certificate  (dated  not more than five business  days prior to the Closing) of the  Secretary of State of the State of Delaware as to the good standing of
Eos in Delaware and a  certificate  (dated not more than five  business days prior to the Closing) of the Treasurer of the State of New Jersey as to the good standing of Newco in New Jersey.

                  (k)      Eos shall have delivered to the Company copies of the Purchasers’ Consents.

                  (l)      On the Closing Date, Eos shall have  unrestricted  cash of no less than $2,300,000 after giving effect to payments owed by Eos to the Eos Bridge Lenders and the costs of the  transactions  contemplated by this Agreement and restricted cash of no less than $1,200,000 for certain specified costs approved by management.

                  (m)      Eos shall have restructured its bonus  compensation  obligation to Peter Lund,  Chairman of the Board of Eos, in a manner reasonably satisfactory to the Board of Directors of the Company.

                  (n)      Eos  shall  have  restructured  Eos’  promissory  note  made  to  Avon  Products,  Inc., originally  dated  January  15,  1999,  and  amended on June 21,  2001 (the “Avon  Note”),  in a manner  reasonably satisfactory to the Board of Directors of the Company.

                  (o)      Eos shall have obtained  proceeds from a Private  Placement  with gross  proceeds to Eos of at least $7.5 million from the sale of 15,000,000 shares of Eos Common Stock.

                  (p)      Eos shall have entered into the  Registration  Rights  Agreement,  substantially  in the form of Exhibit 1 to the Investors  Representation  Certificate with  Registration  Rights  Agreement,  the form of which is attached  hereto as Exhibit A, with each of the holders of the Company Common Stock,  or their  assignees, providing for  registration  rights with respect to the Merger  Consideration  on terms no less  favorable than the registration  rights  granted to the investors in the Private  Placement.  The rights  granted to the recipients of the Merger  Consideration  shall be comparable to the rights granted to the investors in the Private Placement with respect to the Eos Common Stock in all respects.

                  (q)      After  giving  effect to the closing of the Private  Placement  and the  issuance of the
Merger  Consideration,  there shall be no more than 100,000,000  shares of Eos Common Stock  outstanding on a fully diluted basis.

                  (r)      The Company shall have received the Tax Opinion Letter.

                  (s)      The Merger  shall have been  approved and adopted by the  requisite  vote of the holders of the Company’s Common Stock prior to the Effective Time.

                  (t)      At or prior to Closing,  Eos shall have satisfied its  short-term  bridge loans though a combination of cash payment and the issuance to the Eos Bridge  Lenders of Series D Preferred  Stock (the “Series D
Preferred  Stock”)  with a  liquidation  preference  not to exceed $2.5  million  plus the accrued  interest on its short-term  bridge loans to the date of issuance of the Series D Preferred  Stock,  subject to increase  thereafter at a rate of 13% per annum.

                  (u)      PNC Bank, as lender to the Company, shall have consented to the Merger.

         6.2      Conditions  to  Obligations  of Eos to Effect the Merger.  The  obligations  of Eos to effect the
Merger  shall  be  subject  to the  fulfillment  or  waiver  at or prior to the  Effective  Time of the  additional following conditions.

                  (a)      The Company shall have delivered the Tax  Representation  Letter (as defined in Section
5.4 hereof), duly executed by the Company.

                  (b)      The Company shall have  delivered the Company  Affiliate  Letter (as defined in Section
5.5 hereof), duly executed by each of the stockholders of the Company set forth on Schedule 5.5.

                  (c)      Each  representation  and  warranty set forth in Article IV shall be true and correct in all  material  respects as of the  Closing,  and the  Audited  Financial  Statements  shall  present  fairly in all material  respects the consolidated  financial  condition of the Company as of the dates of such statements and the results of operation for such  periods,  shall be accurate and  complete,  shall be  consistent  with the books and records of the  Company  (which,  in turn,  are,  and shall be,  accurate  and  complete)  and shall be prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby except as noted therein.

                  (d)      The  Company  shall have  performed  in all  material  respects  each  covenant or other obligation required to be performed by them pursuant to the Transaction Documents prior to the Closing.

                  (e)      The  consummation of the  transactions  contemplated by the Transaction  Documents shall not be prohibited by any Legal  Requirement or subject  Purchasers,  any of the Company Shares or any of the Assets
of the  Company to any  penalty or  liability  arising  under any Legal  Requirement  or imposed by any  Government
Entity.

                  (f)      No action,  suit or  proceeding  shall be pending or  threatened  before any  Government
Entity the  result of which  could  prevent  or  prohibit  the  consummation  of any  transaction  pursuant  to the
Transaction  Documents,  cause any such transaction to be rescinded following such consummation or adversely affect
Purchasers’  right to conduct  the  Business  or the  Company’s  performance  of its  obligations  pursuant  to the
Transaction Documents,  and no judgment,  order, decree,  stipulation,  injunction or charge having any such effect shall exist.

                  (g)      All  filings,  notices,  licenses,  consents,  authorizations,  accreditation,  waivers, approvals and the like of, to or with any  Government  Entity or any other Person that are required for the Company to  consummate  the  Merger  or any other  transaction  contemplated  by the  Transaction  Documents  or to own and transfer  the  Company  Shares or permit the conduct of the  Business  by  Purchasers  thereafter  (the  “Company’s
Consents”) shall have been duly made or obtained.

                  (h)      The Company shall have  delivered to Purchasers a  Certificate,  dated the Closing Date, signed by the President of the Company  stating that the conditions  set forth in Sections  6.2(c) through (h) have been satisfied.

                  (i)      The Company shall have  delivered to Purchasers a copy of the  resolutions  duly adopted by the  Company’s  board of  directors  authorizing  the  Company’s  execution,  delivery  and  performance  of the
Transaction  Documents  to  which  the  Company  is a party  and  the  consummation  of the  Merger  and all  other transactions  contemplated by the Transaction  Documents,  as in effect as of the Closing,  certified by an officer of the Company;

                  (j)      The Company shall have  delivered to Purchasers a certificate  (dated not more than five business  days prior to the  Closing) of the  Treasurer  of the State of New Jersey as to the good  standing of the
Company in New Jersey.

                  (k)      The Company shall have delivered to Purchasers the Books and Records;

                  (l)      The Company shall have delivered to Purchasers copies of the Company Consents.

                  (m)      No more  than an  aggregate  of 100  shares  of  Common  Stock of the  Company  shall be outstanding  (including  shares of Common  Stock of the Company  issuable  upon the exercise or  conversion  of any security).

                  (n)      The Merger  shall have been  approved  and adopted at the Company  Meeting by the all of the shareholders of record of the Company’s Common Stock;  provided,  however, that Eos may waive this condition if holders of 98% of the holders of record of the Company’s Common Stock vote for the merger at the Company meeting.

                  (o)      The Company shall have  delivered to Eos Investor  Representation  Letters duly executed by each stockholder of the Company.

                  (p)      At or prior to Closing,  Eos shall have satisfied its  short-term  bridge loans though a combination  of cash  payment and the  issuance to the Eos Bridge  Lenders of  preferred  stock with a  liquidation preference  not to exceed $2.5  million  plus the accrued  interest on its  short-term  bridge loans at the date of issuance of the preferred stock.

                  (q)      PNC Bank, as lender to Discovery Toys,  Inc.,  shall have consented to the  restructured
Avon Note.

                  (r)      A  committee  of  independent  directors  of the Board of  Directors  of Eos shall  have approved the Merger and received a fairness  opinion  concluding  that the Merger is fair from a financial point of view to the shareholders of Eos.

                                                    ARTICLE VII

                                                    TERMINATION

         7.1      Events of  Termination.  This  Agreement  may be  terminated  at any time prior to the  Effective
Time, whether before or after approval by the stockholders of Eos and the Company,

                  (a)      by mutual consent of the Boards of Directors of Eos and the Company;

                  (b)      by either  Eos or the  Company  if the  Merger  shall not have  been  consummated  on or before March 31, 2003,  provided  the  terminating  party is not  otherwise in material  breach of its  obligations under this Agreement;

                  (c)      by either Eos or the Company if this  Agreement is not approved by the  stockholders  of the Company prior to January 8, 2003;

                  (d)      by either  Eos or the  Company  in the  event of (i) a breach by the other  party of any representation  or warranty  contained  herein,  which breach has not been cured within 10 days after the giving of written  notice to the breaching  party of such breach and which  breach,  individually  or in the  aggregate  when combined  with other such  breaches,  would cause the  conditions  set forth in Section 6.1 or 6.2, as the case may be,  not to be met if the date of the  action  described  above  were the date of the  Closing  or (ii) a  material breach by the other party of any of the covenants or agreements  contained herein,  which breach has not been cured within 30 days after the giving of written notice to the breaching party of such breach;

                  (e)      by Eos if any of the  conditions  specified  in Section  6.2 have not been met or waived by Eos at such time as such conditions can no longer be satisfied;

                  (f)      by the Company if any of the  conditions  specified  in Section 6.1 have not been met or waived by the Company at such time as such conditions can no longer be satisfied;

                  (g)      by the Company if the Company receives a Superior Acquisition Proposal; and

                  (h)      by  Eos  if the  stockholders  of  the  Company,  representing  greater  than  2% of the outstanding  Capital  Stock of the  Company  in the  aggregate,  assert  dissenter’s  rights  or  elect  to  assert dissenter’s rights under the New Jersey Business Corporation Act.

         7.2      Effect of Termination.

                  (a)      In the  event of the  termination  of this  Agreement  pursuant  to  Section  7.1,  this
Agreement,  except for the provisions of Article VII,  shall become void and have no effect,  without any liability on the part of any party or its directors,  officers or  stockholders.  Notwithstanding  the foregoing,  nothing in this Section 7.2 shall relieve any Party of liability for a material breach of any provision of this Agreement

                  (b)      Neither Eos nor the Company may  terminate  this  Agreement in the event of (i) a breach of any of its own  representations  or warranties  contained herein, or (ii) for its own failure to meet any of its respective  conditions  specified  in  Article  VI of this  Agreement;  provided,  however,  that the  Company  may terminate this Agreement upon the failure of its shareholders to approve and adopt the Merger.

                                                   ARTICLE VIII

                                                   MISCELLANEOUS

         8.1      Rights  and  Remedies.  No  course  of  dealing  between  the  Parties  or  failure  or  delay in exercising any right,  remedy,  power or privilege  (each, a “right”)  pursuant to this Agreement will operate as a waiver of any  rights of any  Party,  nor will any single or partial  exercise  of any right  under this  Agreement preclude any other or further  exercise of such right or the exercise of any other right.  Except as expressly  set forth herein,  the rights  provided  pursuant to this  Agreement  are  cumulative  and not  exhaustive of any other rights which may be provided by law.

         8.2      Waivers,  Amendments to be in Writing. No waiver,  amendment,  modification or supplement of this
Agreement will be binding upon a Party unless such waiver,  amendment,  modification  or supplement is set forth in writing and is executed by such Party.

         8.3       Successors  and  Assigns.  Except  as  otherwise  expressly  provided  in  this  Agreement,  all covenants  and  agreements  set forth in this  Agreement by or on behalf of the Company and Eos will bind and inure to the benefit of the  respective  successors  and assigns of the Company  and Eos,  whether so  expressed  or not.
Notwithstanding  the foregoing,  neither this Agreement nor any of the rights,  interests or obligations  hereunder may be assigned by either party without the prior written consent of the other party.

         8.4      Governing  Law.  This  Agreement  will be  governed  by and  construed  in  accordance  with  the domestic  laws of the State of New  Jersey,  without  giving  effect to any choice of law or  conflict  rule of any jurisdiction  that would cause the laws of any other  jurisdiction to be applied.  In furtherance of the foregoing, the internal law of the State of New Jersey will control the  interpretation  and  construction  of this Agreement, even if under any choice of law or conflict of law analysis,  the substantive law of some other  jurisdiction would ordinarily apply.

         8.5      Jurisdiction.  Each of the Parties  hereby (i)  irrevocably  submits to the  jurisdiction  of the state courts of, and the federal  courts  located in, the State of New Jersey in any action or  proceeding  arising out of or relating  to, this  Agreement,  (ii) waives,  and agrees to assert,  by way of motion,  as a defense,  or otherwise,  in any  such  suit,  action  or  proceeding,  any  claim  that  it is  not  subject  personally  to the jurisdiction of the above-named  courts,  that its property is exempt or immune from attachment or execution,  that the  suit,  action or  proceeding  is  brought  in an  inconvenient  forum,  that the venue of the suit,  action or proceeding  is  improper or that this  Agreement  or the  subject  matter  hereof may not be enforced in or by such court,  and waives and  agrees  not to seek any review by any court of any other  jurisdiction  which may be called upon to grant an enforcement of the judgment of any such court.

         8.6      Notices.

                  (a)      All  demands,  notices,  communications  and reports  (“Notices”)  provided  for in this
Agreement  will be in  writing  and will be either  personally  delivered,  mailed  by first  class  mail  (postage prepaid) or sent by reputable  overnight  courier service  (delivery  charges  prepaid) to any Party at the address specified  below,  or at such  address,  to the  attention of such other  Person,  and with such other copy, as the recipient  party has specified by prior  written  Notice to the sending  Party  pursuant to the  provisions of this
Section 8.6.

         If to the Company:

                  I.F.S. of New Jersey, Inc.
                  5100 Park Road
                  Benicia, CA 94510
                  Attn: James Cascino, President
                  Facsimile Number:  (707) 747-2193

         with a copy,  which will not  constitute  notice to the Company or the  Surviving  Company  (prior to the
         Closing), to:

                  Gibbons, Del Deo, Dolan, Griffinger & Vecchione, P.C.
                  One Riverfront Plaza
                  Newark, New Jersey 07102
                  Attention: Lawrence A. Goldman
                  Facsimile: 973-639-6283

         If to Purchasers:

                  Eos International, Inc.
                  888 Seventh Avenue, 13th Floor,
                  New York, New York 10106
                  Attention:  Peter Lund, Chairman
                  Facsimile Number:  (212) 554-9873

         with a copy, which will not constitute notice to Eos, Newco or the Company, to:

                  Pitney, Hardin, Kipp & Szuch LLP
                  200 Campus Drive
                  P.O. Box 1945
                  Morristown, New Jersey  07962-1945
                  Attention:  Frank E. Lawatsch, Jr.
                  Facsimile Number:  (973) 966-1550

                  (b)      Any such  notice  will be deemed to have been given when  delivered  personally,  on the third  business day after deposit in the U.S. mail or on the business day after deposit with a reputable  overnight courier service (with proof of such deposit), as the case may be.

         8.7      Severability  of  Provisions.  If any  provision of this  Agreement is held to be invalid for any reason  whatsoever,  then such provision will be deemed  severable from the remaining  provisions of this Agreement and will in no way affect the validity or enforceability of any other provision of this Agreement.

         8.8      Schedules.  The  Schedules  constitute a part of this  Agreement and are  incorporated  into this
Agreement for all purposes.

         8.9      Counterparts.  The Parties may execute this Agreement in separate  counterparts  (no one of which need contain the  signatures  of all  Parties),  each of which will be an original and all of which  together  will constitute one and the same instrument.

         8.10     No  Third-Party  Beneficiaries.  Except as otherwise  expressly  provided in this  Agreement,  no
Person which is not a Party will have any right or obligation pursuant to this Agreement.

         8.11     Headings.  The headings  used in this  Agreement  are for the purpose of reference  only and will not affect the meaning or interpretation of any provision of this Agreement.

         8.12     Merger and  Integration.  Except as otherwise  provided in this  Agreement,  this  Agreement sets
forth  the  entire   understanding  of  the  Parties  relating  to  the  subject  matter  hereof,   and  all  prior
understandings, whether written or oral, are superseded by this Agreement.

         8.13     Transaction  Expenses.  Except as  contemplated  by Section  7.1,  Eos (for itself and for Newco)
and the Company,  whether or not the Merger is  consummated,  shall bear their own respective  legal and other fees and expenses with respect to the Merger.

         8.14     Further  Assurances.  From and after the Closing,  Eos and the Company will, and will cause their respective  Affiliates  to,  execute all documents  and take any other action which it is  reasonably  requested to execute or take to further effectuate the transactions contemplated by the Transaction Documents.

         8.15     Announcements.  Eos and the  Company  shall  cooperate  with each  other in the  development  and distribution  of all news releases and other public filings and  disclosures  with respect to this Agreement or the
Merger  transactions  contemplated  hereby,  and Eos and the Company agree that unless approved mutually by them in advance,  neither Eos nor the Company,  directly or indirectly,  will issue any press release or written  statement for general  circulation  relating primarily to the transactions  contemplated  hereby,  except as may be otherwise required by law or regulation upon the advice of counsel.

                  IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

                                                     I.F.S. OF NEW JERSEY, INC.

                                                     By:   JAMES M. CASCINO
                                                           Name:     James M. Cascino
                                                           Title:    President

                                                     EOS INTERNATIONAL, INC.

                                                     By:  PETER A. LUND
                                                           Name:     Peter A. Lund
                                                           Title:    Chairman

                                                     EOS ACQUISITION CORP.

                                                     By:  PETER A. LUND
                                                           Name:     Peter A. Lund
                                                           Title:    President

                                                     Exhibit A

                  FORM OF INVESTOR REPRESENTATIONS CERTIFICATE WITH REGISTRATION RIGHTS AGREEMENT

         This INVESTOR CERTIFICATE (this “Certificate”), is certified by [___________________________], an individual residing at [__________________] (the “Investor”), to EOS INTERNATIONAL, INC., a Delaware corporation
(“Eos”).

         Concurrently with the execution and delivery of this Certificate, Eos, Eos Acquisition Corp., a New
Jersey corporation (“Newco”), and I.F.S. of New Jersey, Inc., a New Jersey corporation (the “Company”), are engaging in the consummation of a transaction as contemplated by the Agreement and Plan of Merger, dated as of
December 10, 2002, pursuant to which Newco will merge with and into the Company (the “Merger”), the Company will become a subsidiary of Eos, and Eos will issue and the Investor will receive common stock of Eos (the
“Securities”).

         The Investor understands that Eos may, pursuant to applicable law, under some circumstances have certain duties or obligations to confirm the suitability of the Investor as an equity investor in the Securities.

         To assist Eos in satisfying  such duties and  obligations,  the Investor is executing and delivering  this
Certificate to Eos.

         The Investor represents, warrants, covenants, and agrees to and with Eos as follows:

         Section 1         Accredited Investor and Purchaser Representative.  The Investor either:

           ___    (a)      is an “Accredited Investor” (as defined in Rule 501(a) of Regulation D under the
Securities Act of 1933, as amended (the “Securities Act”)) qualifying for one or more categories as checked below:

                  ____     (1)  an  individual   whose   individual  net  worth,  or  joint  net  worth  with  that individual’s spouse, exceeds $1,000,000;

                  ____     (2) an individual who had an individual income in excess of $200,000 in each of the last two calendar years or joint income with that person’s spouse in excess of $300,000 in each of those years and who reasonably expects to reach the same income level in the current calendar year; or

                  ____     (3) an individual who is a director or executive officer of Eos.

           ___    (b)      has retained the services of a “Purchaser Representative” (as defined in Rule 501(h)
under the Securities Act).  To the best of Investor’s knowledge [______________________], retained by the
Investor as the Investor’s Purchaser Representative has knowledge and experience in financial and business matters and is capable of evaluating, alone, or together with the Investor, the merits and risks of the prospective investment.  The Purchase Representative has represented in writing that the Purchaser Representative has such requisite knowledge and has satisfied all of the conditions specified in Rule 501(h) under the
Securities Act.  The Investor has acknowledged in writing during the course of the transaction that
[_________________] is the Investor’s Purchaser Representative in connection with evaluating the merits and risks of the issuance of the Securities in connection with the Merger.

         Section 2         Disclosures

                  (a)      The Investor has received within a reasonable time prior to the issuance of the
Securities, the following information:

                           (i) a copy of Eos’ most recent Form 10-K;

                           (ii) all periodic or quarterly reports, proxy statements, or information statements filed by Eos since December 31, 2001 and a brief description of the Securities, the use of the proceeds of the offering, and any material changes in Eos’ affairs that are not disclosed in the documents furnished.

                  (b)      The Investor has been provided all exhibits to any report by Eos, described above, filed with the Securities and Exchange Commission that the Investor has requested in writing.

                  (c)      The Investor has been provided with an opportunity to ask a representative of Eos questions about the Securities and the transaction.

                  (d)      The Investor has been provided in writing the limitations on selling, transferring, reselling or otherwise disposing of the Securities, including without limitation that the Securities cannot be resold without registration under the Securities Act or an exemption therefrom.
.....................................
         Section 3         Investor’s  Confirmation.   Investor  acknowledges  that  the  Investor,  either  as  an
Accredited Investor or that the Investor, alone or with such Investor’s Purchaser Representative:

                  (a)      has such  knowledge and  experience in financial and business  matters that the Investor is capable of evaluating the merits and risks of the investment in the Securities;

1.2.                       (b)      understands that an investment in the Securities involves certain risks and the Investor is able to bear the economic risk of losing the entire investment in the Securities;

1.3.                       (c)      understands that the Securities have not been registered under the Securities
Act or the securities laws of any other state and are therefore subject to substantial restrictions on transfer;

1.4.                       (d)      understands that unless Eos registers the Securities for resale under any federal or state securities laws, the Investor may be precluded from selling or otherwise transferring or disposing of the Securities or any portion thereof and may have to bear the economic risk of investment in the
Securities for an indefinite period of time;

1.5.                       (e)      understands that no federal or state agency has approved or disapproved the
Securities, passed upon or endorsed the merits of the offering thereof, or made any finding or determination as to the fairness of the Securities for investment;

1.6.                       (f)      acknowledges that the Investor has had an opportunity to consult with counsel and other advisers about an investment in the Securities and that all material documents, records and books pertaining to this investment have, on request, been made available to the Investor and the Investor’s advisers;

1.7.                       (g)      acknowledges that Eos has made available to the Investor and to the Investor’s advisors, the opportunity to ask questions of, and receive answers from, Eos concerning Eos and to obtain any additional necessary to verify the accuracy of the information given to the Investor or otherwise make an informed investment decision;

                  (h)      understands that the Securities is being offered and issued in reliance on specific exemptions from the registration requirements of federal and state securities laws and that Eos and controlling persons thereof are relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of the exemptions and the suitability of the Investor to acquire the Securities; and

                  (i)      understands and acknowledges that, as a result of the Merger, the Investor will receive shares of Securities in exchange for all of the Investor’s shares of capital stock of the Company.

         Section 4         Investor’s Intentions

                  (a)       The Investor is acquiring the Securities for investment  purposes only and for the
Investor’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof.

                  (b)      The Investor  has no present intention of selling, granting any participation in, or otherwise distributing the Securities.

                           (c)   ...The Investor has assumed that he may have to bear the entire  economic  risk of its investment in the Securities for an indefinite period of time.

                           (d)......The Investor  acknowledges that he does not anticipate that the Securities will achieve, initially or over time, a specific rate of return of appreciation in value.

         Section 5 ........Registration Rights Agreement.

                  Investor shall enter into a Registration  Rights Agreement with Eos  substantially in the form of
Exhibit 1 annexed hereto.

                              [End of Text of Certificate; Signature Page to Follow]

                  IN WITNESS WHEREOF, the Investor has duly executed, and delivered this Certificate, intending it to be his legal, valid, binding, and enforceable obligation, as of the date set forth below.

                  ...................................

                  ...................................                  _____________________________

                                                        Print Name: _____________________________
Dated: December [__], 2002

                                                     EXHIBIT 1
                                                      TO THE
                                               INVESTOR CERTIFICATE

                                                      FORM OF
                                           REGISTRATION RIGHTS AGREEMENT

                  This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of December
[__], 2002 (the “Effective Time”), by and between Eos International, Inc., a Delaware corporation (“Eos”) and
____________________, an individual residing at ___________________________ (“Investor”).

                  WHEREAS, this Agreement is in connection with the Agreement and Plan of Merger, dated as of
December 10, 2002 (the “Merger Agreement”), among Eos, Eos Acquisition Corp., a New Jersey corporation (“Newco”),
I.F.S. of New Jersey, Inc., a New Jersey corporation (the “Company”), which provides that each share of Company
Common Stock (as defined below) issued and outstanding immediately prior to the effective time of the merger of
Newco with and into the Company (the “Effective Time of Merger”) shall be converted at the Effective Time of
Merger into the right to receive 159,880 shares of Eos Common Stock and 10 shares of Eos Series E Junior
Convertible Preferred Stock, unless minority shareholders of IFS elect to receive shares of Eos Common Stock only;  and

                  WHEREAS, minority shareholders of the Company may elect not to receive any Series E Junior
Convertible Preferred Stock (the “Rejected Series E Preferred Stock”), in which event (A) the merger consideration for shares held by such electing minority shareholders will be 269,880 of Eos Common Stock for each share of Company Common Stock, and (B) each majority shareholder of IFS will receive, in lieu of common stock of
Eos such majority shareholder would have received in the absence of Rejected Series E Preferred Stock, Rejected
Series E Preferred Stock pro rata based upon the record ownership of Company Common Stock at the rate of one share of Series E Preferred Stock for 11,000 shares of Eos Common Stock.

                  NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth in this
Agreement, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

                                                     ARTICLE 1
                                                    DEFINITIONS

         1.1      Definitions.  For purposes hereof, the following, terms, when used herein with initial capital letters, shall have the respective meanings set forth herein:

                  “Company Common Stock” means 100 shares common stock, without par value.

                  “Eos Common Stock” means common stock of Eos, par value $0.01 per share.

                  “Exchange Act” means the Securities Exchange Act of 1934, as amended.

                  “Investor” has the meaning specified in the recitals of this Agreement.

                  “Merger” means the merger of Newco with and into the Company.
............................
                  “Private Placement Closing” means the closing of the transactions contemplated by the Private
Placement Subscription Agreements, which shall take place on a date designated by Eos, which date shall be on or before January 8, 2003.

                  “Private Placement Financing” means the private investment in private equity financing received by Eos pursuant to the Private Placement Subscription Agreements, which will provide Eos Private Placement
Financing in an aggregate amount of at least $7.5 million.

                  “Private Placement Financing Investors” shall mean those investors that have executed a Private
Placement Subscription Agreement with Eos.

                  “Private Placement Subscription Agreements” shall mean those subscription agreements by and between Eos and certain investors, which will provide Eos Private Placement Financing in an aggregate amount of at least $7.5 million.  A “Private Placement Subscription Agreement” shall mean a subscription agreement by and between Eos and any investor, which will provide a portion of the Private Placement Financing.

                  “Register,” “registered” and “registration” refer to a registration of the offering and sale or resale of Common Stock effected by preparing and filing a registration statement in compliance with the
Securities Act and the declaration or ordering of the effectiveness of such registration statement.

                  “Registrable Securities” means Rights Registrable Securities and Subscription Registrable
Securities.

                  “Rights Registrable Securities” means all Shares of Common Stock acquired by the Investor in connection with the Merger Agreement, including shares of Eos Common Stock issuable upon the conversion of Eos
Series E Junior Convertible Preferred Stock, any other shares of Common Stock or other securities issued in respect of such Shares by way of a stock dividend or stock split or in connection with a combination or subdivision of Eos Common Stock or by way of a recapitalization, merger or consolidation or reorganization of
Eos, and, in the event that any shares of Eos Series E Junior Convertible Preferred Stock are not convertible into Eos Common Stock 180 days after the date of the Private Placement Closing, then Rights Registrable
Securities shall include any shares of Eos Series E Junior Convertible Preferred Stock then held by the Investor;
provided, however, that, as to any particular securities, such securities will cease to be Rights Registrable
Securities when they have been sold pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section 4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and the purchaser and seller receive an opinion of counsel for Eos, which shall be in form and substance reasonably satisfactory to the purchaser and seller and their respective counsel, to the effect that such stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

                  “SEC” means the Securities and Exchange Commission.
......................................................
                  “Securities Act” means the Securities Act of 1933, as amended.

                  “Shares” means the number of shares of Common Stock set forth in the recital.

                  “Subscription Registrable Securities” means all shares of Common Stock acquired by the Private
Placement Financing Investor pursuant any Private Placement Subscription Agreement and any other shares of Common
Stock or other securities issued in respect of such Shares by way of a stock dividend or stock split or in connection with a combination or subdivision of Eos Common Stock or by way of a recapitalization, merger or consolidation or reorganization of Eos; provided, however, that, as to any particular securities, such securities will cease to be Subscription Registrable Securities when they have been sold pursuant to registration or in a transaction exempt from the registration and prospectus delivery requirements of the Securities Act under Section
4(1) thereof so that all transfer restrictions and restrictive legends with respect thereto are removed upon the consummation of such sale and the purchaser and seller receive an opinion of counsel for Eos, which shall be in form and substance reasonably satisfactory to the purchaser and seller and their respective counsel, to the effect that such stock in the hands of the purchaser is freely transferable without restriction or registration under the Securities Act in any public or private transaction.

         1.2      Other Definitional Provisions.

(a)                   All terms defined in this Agreement shall have the defined meanings when used in any certificates, reports or other documents made or delivered pursuant hereto or thereto, unless the context otherwise requires.

(b)                   Terms defined in the singular shall have a comparable meaning when used in the plural, and vice versa.

(c)                   All accounting terms shall have a meaning determined in accordance with GAAP.

(d)                   As used herein, the neuter gender shall also denote the masculine and feminine, and the masculine gender shall also denote the neuter and feminine, where the context so permits.

(e)                   The words “hereof,” “herein” and “hereunder,” and words of similar import, when used in this Agreement shall refer to this Agreement as a whole (including any Exhibits hereto) and not to any particular provision of this Agreement.

                                                     ARTICLE 2
                                                REGISTRATION RIGHTS

         2.1      Transfer of Registration Rights.  The Investor may assign the registration rights with respect to the Registrable Securities to any party or parties to which it may from time to time transfer the Registrable
Securities, provided that the transferee agrees in writing with Eos to be bound by the applicable provisions of this Agreement regarding such registration rights and indemnification relating thereto.  Upon assignment of any registration rights pursuant to this Section 2.1, the Investor shall deliver to Eos a notice of such assignment which includes the identity and address of any assignee and such other information reasonably requested by Eos in connection with effecting any such registration (collectively, the Investor and each such subsequent holder is referred to as a “Holder”).

         2.2      Registration.

                  (a)......Eos shall use commercially reasonable efforts to register with the SEC the
Subscription Registrable Securities within 180 days after the date of the Private Placement Closing pursuant to the terms and conditions of the Private Placement Subscription Agreements.  Eos shall register the Rights
Registrable Securities pursuant to the same Shelf Registration Statement used to register the Subscription
Registrable Securities.

                  .........(b)......The parties acknowledge that Eos is ineligible to use Form S-3 under the
Securities Act until April 10, 2003.  Eos shall use commercially reasonable efforts to file within 180 days after the date of the Closing, a registration statement on Form S-3 or a similar form of “evergreen” registration statement which covers the resale of all the Registrable Securities under an appropriate form under Rule 415 of the Securities Act, or any similar rule that may be adopted by the SEC; provided, that, if Eos is, for any reason, unable or ineligible following April 10, 2003 to utilize a Form S-3 or a similar form of “evergreen”
registration statement Eos shall file a Form S-1 registration statement (the “Shelf Registration Statement”).
Eos shall use best efforts to cause the SEC to declare the Shelf Registration Statement effective as soon as practicable after filing and to thereafter maintain the effectiveness of the Shelf Registration Statement until such time as Eos reasonably determines, based on a written opinion of counsel, that the Holders, acting separately, will be eligible to sell all of the Registrable Securities then respectively owned by the Holders without the need for continued registration of the Registrable Securities in the three month period immediately following the termination of the effectiveness of the Shelf Registration Statement pursuant to Rule 144 promulgated under the Securities Act.  Eos’ obligations contained in this Section 2.2(b) shall terminate on the earlier of the expiration period of Rule 144(k) under the Securities Act with respect to the Registrable
Securities or two years after the issue date of the Shares or such shorter period that will terminate when all of the Registrable Securities covered by the Shelf Registration Statement have been sold.

                  (c)      The Shelf Registration Statement filed pursuant to Section 2.2(b) hereof will not be deemed to be effective unless it has been declared effective by the SEC; provided, however, that, if after it has been declared effective, the offering of the Registrable Securities pursuant to the Shelf Registration Statement is interfered with by any stop order, injunction or other order or requirement of the SEC or any other governmental agency or court, the Shelf Registration Statement will be deemed not to be effective and the Holders shall be prohibited from making offers and sales of Registrable Securities pursuant to the Shelf Registration
Statement during the period of such interference.

         2.3      Right of Suspension.

                  (a)      Notwithstanding any other provision of this Agreement or any related agreement, Eos shall have the right at any time to prohibit or suspend offers and sales of the Registrable Securities covered by the Shelf Registration Statement whenever, and for so long as, in the sole reasonable judgment of Eos (i) Eos determines that effecting such a registration or continuing such disposition at such time would have an adverse effect upon a proposed sale of all (or substantially all) of the assets of Eos or a merger, acquisition, reorganization, recapitalization or similar current transaction materially affecting the capital, structure or equity ownership of Eos, (ii) there exists a material development or a potential material development with respect to or involving Eos that Eos would be obligated to disclose in the prospectus or offering circular used in connection with the Shelf Registration Statement, which disclosure would in the judgment of Eos be premature or otherwise inadvisable at such time, or (iii) an event has occurred that makes any statement made in the Shelf
Registration Statement or related prospectus or offering circular or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or which requires the making of any changes in the Shelf Registration Statement, prospectus or offering circular so that it will not contain any untrue statement of a material fact required to be stated therein or necessary to make the statements therein not misleading or omit to state any material fact required to be stated therein or necessary to make the statement therein, not misleading (a “Suspension Event”).  In the event that Eos shall determine to so prohibit or suspend offers and sales, Eos shall, in addition to performing those acts required to be performed by the Securities Act and/or the Exchange Act, or as may be deemed advisable by Eos, deliver notice in writing to each Holder signed by the Chief Financial Officer or Chief Executive Officer of Eos and, upon receipt of such notice, the use of the
Shelf Registration Statement and prospectus or offering circular, as the case may be, will be suspended and will not recommence until, in addition to those acts required to be performed by the Securities Act and/or the
Exchange Act (including, but not limited to the preparation and filing of any post-effective amendments to the
Shelf Registration Statement and the SEC review and declaration of effectiveness thereof), or as may be deemed advisable by Eos, including (x) such Holders’ receipt from Eos of copies of the supplemented or amended prospectus or offering circular or (y) the Holders are advised in writing by Eos that the prospectus or offering circular may be used. Eos will exercise reasonable commercial efforts to ensure that the use of the Registration
Statement and prospectus or offering circular may be resumed as quickly as practicable, and will provide prompt notice to Holders when such use may be resumed.

                  (b)      Eos’ right to prohibit or suspend offers and sales of the Registrable Securities covered by the Shelf Registration Statement described above shall be for a period of time (“Suspension Period”)
beginning on the date of the occurrence of the Suspension Event and expiring on the earlier to occur of (i) the date on which the Suspension Event ceases, or (ii) 60 days after the occurrence of the Suspension Event;
provided, however, that there are not be more than two Suspension Periods in any 12 month period.

         2.4      Registration Procedures.

                  (a)      In case of the Shelf Registration Statement effected by Eos subject to this Article 2,
Eos shall keep the Investor, on behalf of each Holder, (or if the Investor has transferred all Registrable
Securities to a single Holder who continues to hold all such Registrable Securities, then Eos shall keep the
Holder) advised in writing as to the initiation of such registration, and as to the completion thereof.  In addition, subject to Sections 2.2 and 2.3 above, Eos shall, to the extent applicable to the Shelf Registration
Statement:

1.8.     (i)      prepare and file with the SEC such amendments and supplements to the Shelf Registration
Statement as may be necessary to keep such registration, effective and comply with provisions of the Securities
Act with respect to the disposition of all securities covered thereby during the period referred to in
Section 2.2;

                           (ii).....update, correct, amend and supplement the Shelf Registration Statement as necessary;

                           (iii)....notify Holder when the Shelf Registration Statement is declared effective by the SEC, and furnish such number of prospectuses, including preliminary prospectuses, and other documents incident thereto as Holder may reasonably request from time to time;

                           (iv).....use its commercially reasonable efforts to register or qualify such
Registrable Securities under such other securities or blue sky laws of such jurisdictions of the United States where an exemption is not available and as Holder may reasonably request to enable it to consummate the disposition in such jurisdiction of the Registrable Securities (provided that Eos will not be required to (i)
qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this provision, or (ii) consent to general service of process in any such jurisdiction, or (iii) subject itself to taxation in any jurisdiction where it is not already subject to taxation);

                           (v)......notify Holder at any time when a prospectus relating to the Registrable
Securities is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in the Shelf Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading;

                           (vi).....cause all such Registrable Securities to be listed on each securities exchange on which similar securities issued by Eos are then listed and obtain all necessary approvals from the Nasdaq
Stock Market for trading thereon if similar securities issued by Eos are then traded thereon;

                           (vii)....provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of the Shelf Registration Statement; and

                           (viii)...upon the sale of any Registrable Securities pursuant to the Shelf Registration
Statement, direct the transfer agent to remove all restrictive legends from all certificates or other instruments evidencing the Registrable Securities.

                  (b)      Notwithstanding anything stated or implied to the contrary in Section 2.4(a) above,
Eos shall not be required to consent to any underwritten offering of the Registrable Securities or to any specific underwriter participating in any underwritten public offering of the Registrable Securities.

                  (c)      Each Holder agrees that upon receipt of any notice from Eos of the happening of any event of the kind described in Section 2.4(a)(v), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the registration statement relating to such Registrable
Securities until such Holder’s receipt of the copies of the supplemented or amended prospectus and, if so directed by Eos, will deliver to Eos at Eos’ expense all copies, other than permanent file copies, then in such
Holder’s possession, of the prospectus relating to such Registrable Securities current at the time of receipt of such notice.

                  (d)      Except as required by law, all expenses incurred by Eos in complying with this Article
2, including but not limited to, all registration, qualification and filing fees, printing expenses, fees and disbursements of counsel and accountants for Eos, blue sky fees and expenses (including fees and disbursements of counsel related to all blue sky matters) (“Registration Expenses”) incurred in connection with any registration, qualification or compliance pursuant to this Article 2 shall be borne by Eos.  All underwriting discounts and selling commissions applicable to a sale incurred in connection with any registration of Registrable Securities and the legal fees and other expenses of a Holder shall be borne by such Holder.

         2.5      Conditions to Registration Obligations.

                  (a)......Eos shall not be obligated to effect the registration of the Registrable Securities pursuant to Section 2.2 unless the Holders of Registrable Securities being included in the Shelf Registration
Statement consent to customary conditions of a reasonable nature that are imposed by Eos, including, but not limited to, the following:

                           (i)......conditions prohibiting the sale of Registrable Securities by each Holder until the registration shall have been declared effective by the SEC; and

                           (ii).....conditions requiring each Holder to comply with all applicable provisions of the Securities Act and the Exchange Act including, but not limited to, the prospectus delivery requirements of the Securities Act.

                  (b)......Eos may require a written acknowledgement from each Holder that the Holder has and is complying with the requirements of Sections 5.2(a)(i) and (ii).

         2.6      Terms and Conditions of Registration.  In connection with the registration pursuant to this
Article 2, and subject to the other terms and conditions of this Agreement, Eos shall in its sole discretion determine the terms and conditions of such registration, including, without limitation, the timing thereof; the scope of the offering contemplated thereby (i.e., whether the offering shall be a combined primary offering and a secondary offering or limited only to a secondary offering); the manner of distribution of Registrable Securities consistent with the plan of distribution agreed upon by Eos and the Holders; the period of effectiveness of registration for permissible sales of Registrable Securities thereunder subject to the provisions of Section 2.2 hereof; and all other material aspects of the registration and the registration process to the extent consistent herewith.

         2.7      Further Information.  Eos may require each Holder of Registrable Securities to promptly furnish to Eos such information regarding the Holders and the proposed distribution by such Holder as Eos may from time to time reasonably request in writing.  Notwithstanding anything herein to the contrary, no Holder of Registrable
Securities may include any of its Registrable Securities in an Shelf Registration Statement pursuant to this
Section 2 unless and until such Holder (i) furnishes to Eos within 20 days of receipt of a request therefor, the information specified in Items 507 and 508 of Regulation S-K, as applicable, of the Securities Act for use in connection with the Shelf Registration Statement or prospectus included therein and (ii) agrees to promptly furnish additional information regarding the Holder required to be disclosed in order to make the information previously furnished to Eos no materially misleading.  Each Holder shall indemnify Eos with respect to such information in accordance with Article 3 hereof.  The Investor hereby represents and warrants to Eos that it has accurately and completely provided the requested information and answered the questions numbered (a) through (d)
on the signature pages of this Agreement which the Investor has completed and returned to Eos, and the Investor agrees and acknowledges that Eos may rely on such information as being true and correct for purposes of preparing and filing the Shelf Registration Statement at the time of filing thereof and at the time it is declared effective, unless the Investor has notified Eos in writing to the contrary prior to such time.

2.                                                       ARTICLE 3

3.                                                    INDEMNIFICATION

         3.1      Indemnification Generally.  Eos, on the one hand, and the Investor, on the other hand, shall indemnify the other from and against any and all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies resulting from any breach of a representation and warranty, covenant or agreement by the other and all claims, charges, actions or proceedings incident to or arising out of the foregoing.

         3.2      Indemnification Relating to Registration Rights.

                  (a)......With respect to any registration, effected or to be effected pursuant to Article 2 of this Agreement, Eos shall indemnify each Holder of Registrable Securities whose securities are included or are to be included therein, each of such Holder’s directors and officers, each underwriter (as defined in the Securities
Act) of the securities sold by such Holder (if any), and each Person who controls (within the meaning of the
Securities Act) any such Holder or underwriter (a “Controlling Person”) from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies of any such Holder or any such underwriter or Controlling Person concerning:

                  .........(i)......any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration;

                  .........(ii).....any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

                  .........(iii)....any violation by Eos of the Securities Act or any rule or regulation promulgated thereunder applicable to Eos, or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to Eos,

in each case, relating to any action or inaction required of Eos in connection with any such registration, and subject to Section 3.3 below will reimburse each such person entitled to indemnity under this Section 3.2 for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall not be applicable to the extent that any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to Eos by or on behalf of such Holder or by or on behalf of such an underwriter specifically for use in such prospectus, offering circular or other document.

                  (b)......With respect to any registration, qualification or compliance effected or to be effected pursuant to this Agreement, each Holder of Registrable Securities whose securities are included or are to be included therein, shall indemnify Eos from and against all losses, damages, liabilities, claims, charges, actions, proceedings, demands, judgments, settlement costs and expenses of any nature whatsoever (including, without limitation, reasonable attorneys’ fees and expenses) or deficiencies of Eos concerning:

                  .........(i)......any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration, qualification or compliance;

                  .........(ii).....any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statement therein, in the light of the circumstances under which it was made, not misleading; or

                  .........(iii)....any violation by such Holder of the Securities Act or any rule or regulation promulgated thereunder applicable to Eos or such Holder or of any blue sky or other state securities laws or any rule or regulation promulgated thereunder applicable to Eos or such Holder,

in each case, relating to any action or inaction required of such Holder in connection with any such registration, qualification or compliance, and subject to Section 3.3 below will reimburse Eos for all legal and other expenses reasonably incurred in connection with investigating or defending any such loss, damage, liability, claim, charge, action, proceeding, demand, judgment, settlement or deficiency; provided, however, that, the foregoing indemnity and reimbursement obligation shall only be applicable to the extent that any such matter arises out of or is based on any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in reliance upon and in conformity with written information furnished to Eos by or on behalf of the Holder specifically for use in such prospectus, offering circular or other document; provided, however, that, the obligation of the Holder hereunder shall be limited to an amount equal to the proceeds to the Holder of
Registrable Securities sold as contemplated hereunder.

         3.3      Indemnification Procedures.  Each Person entitled to indemnification under this Section (an
“Indemnified Party”) shall give notice as promptly as reasonably practicable to each party required to provide indemnification under this Section (an “Indemnifying Party”) of any action commenced against or by it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnifying Party shall not relieve such
Indemnifying Party from any liability that it may have otherwise than on account of this indemnity agreement so long as such failure shall not have materially prejudiced the position of the Indemnifying Party.  Upon such notification, the Indemnifying Party shall assume the defense of such action if it is a claim brought by a third party, if and after such assumption the Indemnifying Party shall not be entitled to reimbursement of any expenses incurred by it in connection with such action except as described below.  In any such action, any Indemnified
Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the contrary or (ii) the named parties in any such action (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing or conflicting interests between them.  The
Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent
(which shall not be unreasonably withheld or delayed by such Indemnifying Party), but if settled with such consent or if there be final judgment for the plaintiff, the Indemnifying Party shall indemnify the Indemnified
Party from and against any loss, damage or liability by reason of such settlement or judgment.

                                                     ARTICLE 4
                                                   MISCELLANEOUS

         4.1      Notices.  All notices, requests, demands, claims, and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage pre-paid), guaranteed overnight delivery, or facsimile transmission if such transmission is confirmed by delivery by certified or registered mail (first class postage pre-paid) or guaranteed overnight delivery, to the following addresses and telecopy numbers (or to such other addresses or telecopy numbers which such party shall subsequently designate in writing to the other party):

                  (a)      if to Eos to:

                           Eos International, Inc.
                           888 Seventh Avenue, 13th Floor
                           New York, New York 10106
                           Attention:  Peter A. Lund, Chairman
                           Fax:  (212) 554-9873

                           with a copy, which shall not alone constitute notice, to:

                           Pitney, Hardin, Kipp & Szuch LLP
                           Delivery Address:
                           200 Campus Drive
                           Florham Park, New Jersey 07932

                           Mail Address:
                           P.O. Box 1945
                           Morristown, New Jersey 07962-1945
                           Attention:  Frank E. Lawatsch, Jr.
                           Fax:  (973) 966-1550

                  (b)      if to the Investor, to the address set forth next to its name in the recitals of this
Agreement.

Each such notice or other communication shall for all purposes of this Agreement be treated as effective or having been given when delivered if delivered by hand, by messenger or by courier, or if sent by facsimile, upon confirmation of receipt.

         4.2      Entire Agreement.  This Agreement (including any exhibits or schedules attached hereto) and other documents delivered at the Effective Time pursuant hereto, contain the entire understanding of the parties in respect of its subject matter and supersedes all prior agreements and understandings between or among the parties with respect to such subject matter.  The exhibits and schedules, if any, constitute a part hereof as though set forth in full above.

         4.3      Expenses; Taxes.  Except as otherwise provided in this Agreement, the parties shall pay their own fees and expenses, including their own counsel fees, incurred in connection with this Agreement or any transaction contemplated hereby.  Any sales tax, stamp duty, deed transfer or other tax (except taxes based on the income of the Investor) arising out of the issuance of the Shares by Eos to the Investor in connection with the Merger Agreement and consummation of the transactions contemplated by this Agreement shall be paid by Eos.

         4.4      Amendment; Waiver.  This Agreement may not be modified, amended, supplemented, canceled or discharged, except by written instrument executed by both parties.  No failure to exercise, and no delay in exercising, any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege hereunder preclude the exercise of any other right, power or privilege.  No waiver of any breach of any provision shall be deemed to be a waiver of any preceding or succeeding breach of the same or any other provision, nor shall any waiver be implied from any course of dealing between the parties.  No extension of time for performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.  The rights and remedies of the parties under this Agreement are in addition to all other rights and remedies, at law or equity, that they may have against each other.

         4.5      Binding Effect; Assignment.  The rights and obligations of this Agreement shall bind and inure to the benefit of the parties and their respective successors and legal assigns.  The rights and obligations of this Agreement may not be assigned by any party without the prior written consent of the other party.

         4.6      Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

         4.7      Headings.  The headings contained in this Agreement are for convenience of reference only and are not to be given any legal effect and shall not affect the meaning or interpretation of this Agreement.

         4.8      Governing Law; Interpretation.  This Agreement shall be construed in accordance with and governed for all purposes by the laws of the State of New Jersey applicable to contracts executed and to be wholly performed within such State.

         4.9      Severability.  The parties stipulate that the terms and provisions of this Agreement are fair and reasonable as of the date of this Agreement.  However, any provision of this Agreement shall be determined by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.  If, moreover, any of those provisions shall for any reason be determined by a court of competent jurisdiction to be unenforceable because excessively broad or vague as to duration, activity or subject, it shall be construed by limiting, reducing or defining it, so as to be enforceable.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                           ..........................         EOS INTERNATIONAL, INC.

                           ..........................         By:_________________________
                                                                  Name:  Peter Lund
                                                                  Title:   Chairman

                                                              INVESTOR

                                                              ___________________________
                                                              Name:

                                            CERTIFICATE OF DESIGNATIONS
                                                        of
                                    SERIES E JUNIOR CONVERTIBLE PREFERRED STOCK
                                                        of
                                              Eos International, Inc.
                                  _______________________________________________

                                          (Pursuant to Section 151 of the
                                         Delaware General Corporation Law)
                                 ________________________________________________

                  Eos International,  Inc., a corporation  organized and existing under the General Corporation Law of the State of Delaware  (hereinafter  called the “Corporation”),  hereby certifies that the following  resolution was adopted by the Board of  Directors  of the  Corporation  as required by Section 151 of the General  Corporation
Law on December 10, 2002 at a meeting duly called and held:

                  RESOLVED,  that pursuant to the authority  granted to and vested in the Board of Directors of the
Corporation  (hereinafter  called the “Board of  Directors”)  in  accordance  with the  provisions  of the Restated
Certificate of  Incorporation  of the  Corporation  (the  “Certificate of  Incorporation”),  the Board of Directors
hereby creates a series of preferred  stock,  $0.01 par value, of the Corporation and hereby states the designation and number of shares, and fixes the relative rights, preferences, and limitations thereof as follows:

                  Section 1.        Designation  and  Amount.  The shares of this  series  shall be  designated  as
“Series  E Junior  Convertible  Preferred  Stock”  (the  “Series  E  Preferred  Stock”)  and the  number  of shares constituting  the Series E Preferred  Stock shall be 1,000.  Such number of shares may be increased or decreased by resolution of the Board of Directors;  provided,  that no increase shall be made after shares of Series E Preferred
Stock have been issued and no decrease  shall  reduce the number of shares of Series E Preferred  Stock to a number less than the number of shares then  outstanding  plus the number of shares reserved for issuance upon the exercise of outstanding  options,  rights or warrants or upon the  conversion of any  outstanding  securities  issued by the
Corporation  convertible  into  Series E  Preferred  Stock.  Certificates  representing  ownership  in the Series E
Preferred  Stock shall contain a legend that the Series E Preferred  Stock is mandatorily  convertible  into shares of Common  Stock of the  Corporation  (the  “Common  Stock”) as provided in Section 7. The rights of the holders of the Series E  Preferred  Stock  shall be junior to and  subordinate  to the  rights of the  holders of the Series D
Preferred Stock.

                  Section 2.        Dividends and Distributions.       Subject  to the  rights  of the  holders  of
any shares of any series of preferred  stock (or any other stock)  ranking  senior to the Series E Preferred  Stock with  respect to  dividends,  the  holders  of shares of Series E  Preferred  Stock  shall be  entitled  to receive dividends  when,  as and if declared by the Board of Directors  out of funds  legally  available  for that purpose;
provided,  however,  that holders of the Series E Preferred  Stock shall be entitled to receive only such dividends as are granted to holders of the Common  Stock for which  purpose  each share of Series E Preferred  Stock shall be considered as 11,000 shares of Common Stock.

                  Section 3.        Voting Rights; Repurchase;  Issuance of Other Securities. Except as required by law,  holders of Series E Preferred  Stock shall have the same voting rights as and will vote together with holders of the  Common  Stock.  Each  share of the  Series E  Preferred  Stock  shall be  entitled  to  11,000  votes.  The
Corporation  shall have the right to issue  preferred  stock  ranking  senior to or on a parity with  (either as to dividends  or upon  liquidation,  dissolution  or winding  up) the Series E  Preferred  Stock  without  the vote or consent of the holders of Series E Preferred Stock.

                  Section 4.        Certain Restrictions.

                  (a)      So  long  as any  shares  of the  Series  E  Preferred  Stock  remain  outstanding,  the
Corporation  shall not redeem or  purchase  or  otherwise  acquire for  consideration  shares of any stock  ranking junior (either as to dividends or upon  liquidation,  dissolution  or winding up) to the Series E Preferred  Stock, provided that the Corporation may at any time redeem,  purchase or otherwise  acquire (a) shares of any such junior stock  in  exchange  for  shares  of any  stock  of the  Corporation  ranking  junior  (as to  dividends  and  upon dissolution,  liquidation  or winding up) to the Series E Preferred  Stock,  or (b) shares of any such junior stock pursuant to the terms of  compensation  plans  relating to officers,  directors,  employees or  consultants  of the
Corporation  or any of its  Subsidiaries,  or (c) shares of any such  junior  stock  pursuant  to the  exercise  of dissenters’  rights  or  otherwise  as  required  by law,  or (d)  fractional  shares of any such  junior  stock in connection  with any capital  reorganization,  or (e) shares used as  consideration  for the exercise of derivative securities issued by the Corporation.

                  (b)      The  Corporation  shall not permit any  Subsidiary  of the  Corporation  to  purchase or otherwise  acquire for  consideration any shares of stock of the Corporation  unless the Corporation  could,  under paragraph (A) of this Section 4, purchase or otherwise acquire such shares at such time and in such manner.

                  Section 5.        Reacquired  Shares.  Any  shares  of  Series E  Preferred  Stock  purchased  or otherwise  acquired by the Corporation in any manner  whatsoever  shall be retired and canceled  promptly after the acquisition  thereof.  All such shares shall upon their  cancellation  become  authorized  but  unissued  shares of preferred  stock and may be reissued  as part of a new series of  preferred  stock  subject to the  conditions  and restrictions  on issuance set forth herein or in the  Certificate of  Incorporation,  including any  Certificate of
Designations creating a series of preferred stock or any similar stock, or as otherwise required by law.

                  Section 6.        Liquidation,  Dissolution  or Winding Up.  Upon the  voluntary  or  involuntary liquidation,  dissolution  or  winding-up  of the  affairs of the  Corporation,  the  holders of shares of Series E
Preferred  Stock  shall have a right  prior to the  payment of any  amount to any class of  preferred  stock of the
Corporation  junior to the  Series E  Preferred  Stock,  and on a pro rata basis  with any  preferred  stock of the
Corporation  on parity with (either as to dividends or upon  liquidation,  dissolution  or winding up) the Series E
Preferred Stock, to be paid for each share an amount (the “Liquidation  Preference”)  equal to $0.01. If the assets of the  Corporation  are not  sufficient  to pay the full amount of the  Liquidation  Preference  to all holders of shares of Series E Preferred Stock,  the assets shall be distributed  ratably among the holders of shares of Series
E  Preferred  Stock  according  to the number of shares  held by each.  After  payment  in full of the  Liquidation
Preference to the holders of shares of Series E Preferred Stock,  the remaining assets of the Corporation  shall be distributed  among the holders of shares of Series E Preferred Stock,  Common Stock and other securities  junior to the Series E Preferred Stock, as set forth elsewhere in the Certificate of Incorporation.

                  Section 7.        Mandatory Conversion.

                  (a)      All  shares of  Series E  Preferred  Stock  shall  become,  automatically,  without  any action by the holders thereof,  shares of Common Stock (the  “Conversion”)  immediately upon the Corporation having a sufficient  number of  authorized  and  unissued  and not  otherwise  issuable  upon the exercise of  outstanding warrants  or options or upon  conversion  of other  securities  (other  than  conversion  of the Series E Preferred
Stock)  shares of Common  Stock  sufficient  to convert all shares of the Series E  Preferred  Stock into shares of
Common Stock at the  Exchange  Ratio.  For the purposes  hereof,  the  “Exchange  Ratio” shall mean the issuance of
11,000 shares of Common Stock for each share of Series E Preferred Stock.

                  (b)      Within two days following the date on which the Corporation  has a sufficient  number of authorized  shares of Common  Stock to convert  all shares of the Series E  Preferred  Stock into  shares of Common
Stock at the  Exchange  Ratio,  the  Secretary  of the  Corporation  will  certify  to such in the  minutes  of the
Corporation  (the  “Certification”).  Effective  immediately  upon  the  Certification,  all  shares  of  Series  E
Preferred  Stock  then  outstanding  shall be deemed  converted  to shares of Common  Stock  based on the  Exchange
Ratio.  Within two days following the  Certification  and simultaneous  Conversion,  the Corporation  shall issue a letter to all holders of the Series E Preferred  Stock  notifying  such holders  that the Series E Preferred  Stock has been converted into Common Stock and the date of the Conversion.

                  (c)      Immediately  upon the  Conversion,  all stock  certificates  representing  ownership  of
Series E Preferred  Stock shall be deemed to  represent  ownership  in Common  Stock,  with the number of shares of
Common  Stock  thereby  represented  to be  determined  in  accordance  with  the  Exchange  Ratio.  Following  the
Conversion,  holders of Series E Preferred  Stock may, but are not required to,  submit  certificates  representing ownership  in  Series E  Preferred  Stock  for  certificates  representing  ownership  in  Common  Stock.  Upon the
Conversion, no shares of Series E Preferred Stock shall remain outstanding .

                  Section 8.        No Right of Redemption.  Holders of the Series E Preferred  Stock shall have no right  whatsoever to cause the  Corporation to redeem all or any number of the  outstanding  shares of the Series E
Preferred  Stock at any time.  The  Corporation  shall have no right  whatsoever to redeem all or any number of the outstanding shares of the Series E Preferred Stock at any time.

                  Section 9.        Anti-Dilution  Adjustment.  In the event that the Corporation shall at any time or from time to time,  after the issuance of shares of Series E Preferred  Stock but prior to the  Conversion,  (w)
make a dividend or distribution on the outstanding  shares of Common Stock payable in Capital Stock,  (x) subdivide the  outstanding  shares of Common  Stock into a larger  number of shares,  (y) combine the  outstanding  shares of
Common  Stock into a smaller  number of shares or (z) issue any shares of its Capital  Stock in a  reclassification of the Common Stock (an “Event”),  then, and in each such case, (I) the aggregate  number of shares of Common Stock which the holder  would be  entitled  to receive  upon the  Conversion,  (II) the number of shares of Common  Stock deemed  held for each share of Series E  Preferred  Stock for  purposes  of Section 2 and (III) the number of votes per share of Series E  Preferred  Stock for  purposes  of Section 3 shall be  adjusted  (and any other  appropriate actions  shall be taken by the  Corporation)  so that such holder of Series E Preferred  Stock shall be entitled to
(X) receive upon  Conversion  the  appropriate  number of shares of Common  Stock,  (Y) the  appropriate  number of shares of Common  Stock  deemed held for purposes of Section 2  consistent  with the  determination  made in clause
(I),  and (Z) the  appropriate  number of votes per share of Series E  Preferred  Stock for  purposes  of Section 3 consistent  with the  determination  made in clause (I),  which in each case shall  reflect the  occurrence  of the
Event. An adjustment made pursuant to this Section 9 shall become  effective  retroactively  (x) in the case of any such dividend or  distribution,  to a date  immediately  following the close of business on the record date for the determination  of holders of shares of Common Stock  entitled to receive such  dividend or  distribution  or (y) in the case of any such subdivision,  combination or reclassification,  to the close of business on the day upon which such corporate action becomes effective.

                  Section 10.       Definitions.

                                    (i) “Capital  Stock”  means,  with  respect to any Person,  any and all shares, interests,  participations,  rights in, or other equivalent  (however  designated and whether voting or non-voting)
of such Person’s  capital stock and any and all rights,  warrants or options  exchangeable  for or convertible into such capital stock (but  excluding any debt security  whether or not it is  exchangeable  for or  convertible  into such capital stock).

                                    (i)    “Person” means any individual, firm, corporation,  partnership,  limited liability  company,  trust,  incorporated  or  unincorporated  association,  joint  venture,  joint stock  company, governmental body, or other entity of any kind.

                                    (ii)   “Subsidiary” of the Corporation  means (a) any corporation,  association or other  business  entity of which more than 50% of the Voting  Power is held by the  Corporation  or a Subsidiary and (b) any partnership  (i) the sole general  partner or the managing  general partner of which is the Corporation or a Subsidiary of the  Corporation  or (ii) the only general  partners of which are the  Corporation  or of one or more Subsidiaries of the Corporation (or any combination thereof).

                                    (iii)  “Voting  Power” of a Person  is deemed to be held by a second  Person if shares or other interests of the first Person’s  capital stock or other interests  entitled  (without regard to the occurrence of any  contingency) to vote in the election of directors,  managers or trustees  thereof and to vote on matters  generally  submitted  to a vote of  equity  holders  is at the  time  owned  or  controlled,  directly  or indirectly, by the second Person or by one or more Subsidiaries of the second Person (or a combination thereof).

                  IN WITNESS  WHEREOF,  this  Certificate of  Designation is executed on behalf of the  Corporation this __ day of December, 2002.

                                                       EOS INTERNATIONAL, INC.

                                                       By: _____________________________
                                                            Name:
                                                            Title:

                                   ATTACHMENTS

    The Agreement and Plan of Merger dated as of December 10, 2002 among Eos Intenational, Inc.,
Eos Acquisition Corp., and I.F.S. of New Jersey, Inc. includes all attachments thereto except such attachments believed to be by Eos not material to an investor's understanding of the transaction, inlcuding the form of tax representations made by the parties, a draft of a proposed tax opinion of counsel, and the form of affiliate letter relating to post merger trading, copies of which shall be furnished supplementary to the SEC upon request.